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Filed pursuant to Rule 424B3
Registration Statement No. 333-151582

This preliminary prospectus supplement and the information contained herein are subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to Completion
Preliminary Prospectus Supplement dated May 11, 2009

PROSPECTUS SUPPLEMENT

(To prospectus dated June 11, 2008)

42,250,000 Shares

PRINCIPAL FINANCIAL GROUP, INC.
Common Stock

        We are offering 42,250,000 shares of our common stock, par value $0.01 per share.

        Our common stock is listed on the New York Stock Exchange under the symbol "PFG." The last reported sale price of our common stock on the New York Stock Exchange on May 8, 2009 was $23.68 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-3 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Principal Financial Group, Inc.	$	$

        The underwriters may also purchase up to an additional 6,337,500 shares of common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The shares will be ready for delivery on or about May     , 2009.

Sole Book-Running Manager

Merrill Lynch & Co.

Lead Manager

Deutsche Bank Securities

Co-Managers

Wachovia Securities
Fox-Pitt Kelton Cochran Caronia Waller
Ramirez & Co., Inc.

The date of this prospectus supplement is May     , 2009.

        You should rely only on the information contained in this prospectus supplement, any related free-writing prospectus issued by us (which we refer to as a "company free-writing prospectus"), the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, any related company free-writing prospectus and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, any related company free-writing prospectus and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus supplement, any related company free-writing prospectus and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Neither the delivery of this prospectus supplement, any related company free-writing prospectus and the accompanying prospectus nor any distribution of securities pursuant to this prospectus supplement and the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement, any related company free-writing prospectus and the accompanying prospectus or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Supplement

i

Page
Description of Junior Subordinated Debentures	30
Description of Capital Stock of Principal Financial Group, Inc.	40
Description of Depositary Shares	45
Description of Warrants	47
Description of Purchase Contracts and Purchase Units	50
Description of the Trust Preferred Securities	50
Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities	63
Description of Corresponding Junior Subordinated Debt Securities	66
Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees by Principal Financial Group, Inc. of the Trust Preferred Securities	68
Plan of Distribution	70
Legal Opinions	73
Experts	73
Where You Can Find More Information	73
Incorporation by Reference	74

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Principal," the "Company," "we," "us" and "our" or similar terms are to Principal Financial Group, Inc. and references to "Principal Life" are to Principal Life Insurance Company.

        We are offering to sell the common stock only in those jurisdictions in the United States, and may offer the common stock in those jurisdictions in Europe, Asia and elsewhere, where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the common stock offering in certain jurisdictions may be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See "Underwriting."

        You should read this entire prospectus supplement carefully, including the section entitled "Risk Factors," our financial statements and the notes thereto incorporated by reference into this prospectus supplement, the accompanying prospectus and any related company free writing prospectus, before making an investment decision.

ii

FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus supplement and the accompanying prospectus may be forward-looking statements, including any statements about our projected financial condition and results of operations, future business operations or strategies, financing plans, competitive position, potential growth opportunities or the effects of competition and of future legislation or regulations. These statements can be identified by the use of forward-looking language such as "will likely result," "may," "should," "expects," "plans," "anticipates," "estimates," "projects," "intends," or the negative of these terms or other similar words or expressions. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those expected by us, depending on the outcome of various factors. These factors include:

  •
  adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs as well as our access to capital and cost of capital;

  •
  difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations and we do not expect these conditions to improve in the near future;

  •
  continued declines and volatility in the equity markets could reduce our assets under management and may result in investors withdrawing from the markets or decreasing their rates of investment, all of which could reduce our revenues and net income;

  •
  there can be no assurance that actions of the U.S. government, Federal Reserve and other governmental and regulatory bodies for the purpose of stabilizing the financial markets will achieve the intended effect;

  •
  our participation in a securities lending program may subject us to potential liquidity and other risks;

  •
  changes in interest rates or credit spreads may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period-to-period;

  •
  our investment portfolio is subject to several risks that may diminish the value of our invested assets and the investment returns credited to customers, which could reduce our sales, revenues, assets under management and net income;

  •
  our valuation of fixed maturity and equity securities may include methodologies, estimations and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition;

  •
  the determination of the amount of allowances and impairments taken on our investments is highly subjective and could materially impact our results of operations or financial position;

  •
  gross unrealized losses may be realized or result in future impairments, resulting in a reduction in our net income;

  •
  competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance may impair our ability to retain existing customers, attract new customers and maintain our profitability;

iii

  •
  a downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition;

  •
  our efforts to reduce the impact of interest rate changes on our profitability and retained earnings may not be effective;

  •
  if we are unable to attract and retain sales representatives and develop new distribution sources, sales of our products and services may be reduced;

  •
  our international businesses face political, legal, operational and other risks that could reduce our profitability in those businesses;

  •
  we may face losses if our actual experience differs significantly from our pricing and reserving assumptions;

  •
  our ability to pay stockholder dividends and meet our obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life;

  •
  the pattern of amortizing our deferred policy acquisition costs and other actuarial balances on our investment contract, participating life insurance and universal life-type products may change, impacting both the level of the asset and the timing of our net income;

  •
  we may need to fund deficiencies in our closed block assets;

  •
  a pandemic, terrorist attack, or other catastrophic event could adversely affect our net income;

  •
  our reinsurers could default on their obligations or increase their rates, which could adversely impact our net income and profitability;

  •
  we face risks arising from acquisitions of businesses;

  •
  changes in laws, regulations or accounting standards may reduce our profitability;

  •
  a computer system failure or security breach could disrupt our business, damage our reputation and adversely impact our profitability;

  •
  results of litigation and regulatory investigations may affect our financial strength or reduce our profitability;

  •
  from time to time we may become subject to tax audits, tax litigation or similar proceedings, and as a result we may owe additional taxes, interest, and penalties in amounts that may be material;

  •
  fluctuations in foreign currency exchange rates could reduce our profitability;

  •
  applicable laws and our stockholder rights plan, certificate of incorporation and by-laws may discourage takeovers and business combinations that our stockholders might consider in their best interests;

  •
  our financial results may be adversely impacted by global climate changes; and

  •
  additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risk factors or uncertainties listed under "Risk Factors" in this prospectus supplement.

iv

SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors" section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Principal Financial Group

        The Principal Financial Group is a leading provider of retirement savings, investment and insurance products and services with $236.6 billion in assets under management and approximately 18.8 million customers worldwide as of March 31, 2009.

        Our U.S. and international operations concentrate primarily on asset accumulation and management. In addition, we offer a broad range of individual and group life insurance, group health insurance, individual and group disability insurance, and group dental and vision insurance.

        We primarily focus on small and medium-sized businesses, which we define as companies with less than 1,000 employees, providing a broad array of retirement and employee benefit solutions to meet the needs of the business, the business owner and their employees. With over 33,000 plans, we are a leading provider of corporate defined contribution plans in the U.S. We are also the leading employee stock ownership plan consultant. In addition, we are a leading provider of nonqualified plans, defined benefit plans and plan termination annuities. We are also one of the largest providers of non-medical insurance product solutions.

        We believe small and medium-sized businesses are an underserved market, offering attractive growth opportunities in the U.S. in retirement services and other employee benefits. We also believe there is a significant opportunity to leverage our U.S. retirement expertise into select international markets that have adopted or are moving toward private sector defined contribution pension systems. This opportunity is particularly compelling as aging populations around the world are driving increased demand for retirement accumulation, retirement asset management, and retirement income management solutions.

        We organize our business into the following operating segments: (1) U.S. Asset Accumulation, which provides a comprehensive portfolio of asset accumulation products and services for retirement savings and investment to businesses and individuals in the U.S., with a concentration on small and medium-sized businesses; (2) Global Asset Management, which provides a diverse range of asset management services covering a broad range of asset classes, investment styles and portfolio structures to our other segments and third-party institutional clients; (3) International Asset Management and Accumulation, which provides retirement products and services, annuities, mutual funds, institutional asset management and life insurance accumulation products through subsidiaries and joint ventures in various countries; and (4) Life and Health Insurance, which provides individual life insurance, group health insurance and specialty benefits, which includes group dental, group vision, group long-term disability, group short-term disability and individual disability insurance throughout the U.S. We also have a Corporate segment, which consists of the assets and activities that have not been allocated to any other segment.

        We were organized as an individual life insurer in 1879, formed a mutual insurance holding company in 1998, and Principal Financial Group, Inc. was organized on April 18, 2001 as a Delaware business corporation. Under the terms of Principal Mutual Holding Company's Plan of Conversion, Principal Mutual Holding Company converted from a mutual insurance holding company to a stock company subsidiary of Principal Financial Group, Inc., effective October 26, 2001, when we completed our initial public offering.

        The principal executive office for Principal Financial Group, Inc. is located at 711 High Street, Des Moines, Iowa 50392, and the telephone number is (515) 247-5111.

 The Offering

        The offering terms are summarized below solely for your convenience. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of our capital stock, including our common stock, see "Description of Capital Stock of Principal Financial Group, Inc." in the accompanying prospectus. Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters' overallotment option.

Common stock offered by us	42,250,000 shares.
Common stock to be outstanding after this offering	302,272,901 shares.
Underwriters' overallotment option	6,337,500 shares.
Use of proceeds

We expect to use the estimated net proceeds of approximately $964.7 million from this offering ($1,109.5 million if the underwriters' overallotment option is exercised in full) for general corporate purposes, including, but not limited to, funding the operations of our life insurance and other subsidiaries. The estimated net proceeds are based on an assumed public offering price of $23.68 per share. The ultimate use of the net proceeds from this offering is subject to the discretion of our Board of Directors in light of market conditions and other relevant factors. See "Use of Proceeds."

Dividend policy

We paid an annual cash dividend for the 2008 fiscal year of $0.45 per share. Future dividend decisions will be based on and affected by a number of factors, including our operating results, our financial requirements, the impact of regulatory restrictions and other factors. See "Price Range of Our Common Stock and Dividends."

Transfer agent and registrar	Computershare Investor Services, LLC.
New York Stock Exchange symbol	PFG.
Risk factors

See "Risk Factors" and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

        The number of shares outstanding after this offering is based on the number of shares of common stock outstanding as of May 7, 2009, and excludes an aggregate of 15,406,750 shares of common stock available for future issuance under outstanding and future grants and awards under our equity plans.

RISK FACTORS

        An investment in our common stock involves certain risks. In considering whether to purchase the shares of our common stock, you should carefully consider the risks described below and all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and other information which may be incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, as well as our access to capital and cost of capital.

        Since mid-2007, the capital and credit markets have been experiencing extreme volatility and disruption. Beginning in the second half of 2008 and continuing through 2009, the volatility and disruption have reached unprecedented levels and the markets have exerted downward pressure on availability of liquidity and credit capacity for certain issuers and caused credit spreads to widen considerably. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by continued disruptions in the capital and credit markets.

        We maintain a level of cash and securities which, combined with expected cash inflows from investments and operations, is believed adequate to meet anticipated short-term and long-term benefit and expense payment obligations. However, withdrawal and surrender levels may differ from anticipated levels for a variety of reasons, such as changes in economic conditions or changes in our claims paying ability and financial strength ratings. For additional information regarding our exposure to interest rate risk and the impact of a downgrade in our financial strength ratings, see "—Changes in interest rates or credit spreads may adversely affect our results of operations, financial condition and liquidity, and our net investment income can vary from period-to-period" and "—A downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition." In the event our current internal sources of liquidity do not satisfy our needs, we may have to seek additional financing and, in such case, we may not be able to successfully obtain additional financing on favorable terms, or at all. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the financial services industry, our credit ratings and credit capacity, as well as customers' or lenders' perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us.

        With the uncertainty surrounding the length and severity of the current global recession, we believe it is prudent capital management to continue to explore any and all options available to us to maximize capital flexibility, including accessing the capital markets, utilizing our commercial paper program, cost cutting and internal efficiency initiatives, asset sales, U.S. government sources of funding and transactions with strategic and other investors. Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital required to operate our business, most significantly our insurance operations. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy statutory capital requirements; fund redemption requests on insurance or other financial products; generate fee income and market-related revenue to meet liquidity needs and access the capital necessary to grow our business. As such, we may be forced to delay raising capital, issue shorter tenor securities than we prefer, utilize available internal resources or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility and liquidity. We will closely monitor market opportunities to issue securities at favorable terms, explore other capital raising transactions, and continue to follow developments of government programs. An equity investment by a strategic or other investor could take the form of voting or non-voting straight preferred stock, convertible preferred stock, convertible debt or other equity-type securities, which would likely be senior in priority to our common stock in respect of dividends and other claims and could dilute significantly our common stockholders, including their voting power. The terms of any such securities could also impose restrictions on us that could, among other things, limit our ability to pay dividends on or repurchase our common stock.

        For further discussion on liquidity risk management, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 incorporated by reference herein.

Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations and we do not expect these conditions to improve in the near future.

        Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and elsewhere around the world. The stress experienced by global capital markets that began in the second half of 2007 continued and substantially increased during 2008 and 2009. Recently, concerns over the availability and cost of credit, the health of financial institutions, U.S. mortgage market, a declining real estate market in the U.S., inflation, energy costs and geopolitical issues have contributed to increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have precipitated a recession. In addition, the fixed-income markets are experiencing a period of extreme volatility which has negatively impacted market liquidity conditions. Initially, the concerns on the part of market participants were focused on the subprime segment of the mortgage-backed securities market. However, these concerns have since expanded to include a broad range of mortgage- and asset-backed and other fixed income securities, including those rated investment grade, the U.S. and international credit and interbank money markets, generally, and a wide range of financial institutions and markets, asset classes and sectors. As a result, the market for fixed income instruments has experienced decreased liquidity, increased price volatility, credit downgrade events and increased probability of default. Securities that are less liquid are more difficult to value and may be hard to dispose of. These events and the continuing market upheavals have had and may continue to have an adverse effect on the value of our investment portfolio. Our assets under management and revenues may decline in such circumstances and our profit margins could erode. In addition, in the event of extreme prolonged market events, such as the global credit crisis, we could incur significant losses. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

        Factors such as consumer spending, business investment, government spending, the volatility and strength of the capital markets, investor and consumer confidence and inflation all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment, negative investor sentiment and lower consumer spending, the demand for our financial and insurance products could be adversely affected. In addition, we may experience an elevated incidence of claims and lapses or surrenders of policies. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. In addition, participants within the retirement plans we administer may elect to reduce or stop their payroll deferrals to these plans, which would reduce assets under management and revenues. Adverse changes in the economy could affect net income negatively and could have a material adverse effect on our business, results of operations and financial condition.

Continued declines and volatility in the equity markets could reduce our assets under management and may result in investors withdrawing from the markets or decreasing their rates of investment, all of which could reduce our revenues and net income.

        Domestic and international equity markets have been experiencing severe declines and heightened volatility. Because the revenues of our asset management and accumulation business are, to a large extent, based on the value of assets under management, a decline in domestic and global equity markets will decrease our revenues. Turmoil in these markets could lead investors to withdraw from these markets, decrease their rates of investment or refrain from making new investments which may reduce our net income, revenues and assets under management. In addition, we may limit withdrawals if we believe it is appropriate given market conditions, which may harm our reputation.

        For further discussion on equity risk management, see "Quantitative and Qualitative Disclosures About Market Risk—Equity Risk" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 incorporated by reference herein.

There can be no assurance that actions of the U.S. government, Federal Reserve and other governmental and regulatory bodies for the purpose of stabilizing the financial markets will achieve the intended effect.

        In response to the financial crisis affecting the banking system, financial markets, investment banks and other financial institutions, on October 3, 2008, the Emergency Economic Stabilization Act of 2008 (the "EESA") was signed into law. Pursuant to the EESA, the U.S. Treasury has the authority to, among other things, make equity investments in certain financial institutions and purchase mortgage-backed and other securities from financial institutions for an aggregate amount of up to $700.0 billion. As a savings and loan holding company subject to oversight of the Office of Thrift Supervision, we have applied to participate in the U.S. Department of the Treasury's Capital Purchase Program ("TCPP"). If we participate in TCPP, we would issue preferred shares and warrants to the Treasury. The amount for which a company can apply is prescribed by the TCPP application. We have applied for and could participate in up to $2.0 billion under the program. If we were to participate in the TCPP, we would be subject to certain limitations. Prior to the third anniversary of our participation, unless we had redeemed all of the preferred stock issued under the TCPP or the U.S. Treasury had transferred all of the preferred stock to a third party, the consent of the U.S. Treasury would be required for us to, among other things, increase our common stock dividend or repurchase our common stock or other preferred stock (with certain exceptions, including the repurchase of our common stock to offset share dilution from equity-based employee compensation awards).

        The federal government, Federal Reserve and other governmental and regulatory bodies have taken and, in light of the continuing economic crisis, are considering taking other actions to address the financial crisis, including future investments in other financial institutions. There can be no assurance as to what impact such actions will have on the financial markets, including the extreme levels of volatility currently being experienced. Such continued volatility could materially and adversely affect our business, financial condition and results of operations, or the trading price of our common stock.

Our participation in a securities lending program may subject us to potential liquidity and other risks.

        We have previously participated in a securities lending program for our general account whereby primarily fixed income securities were loaned by us to third parties, primarily major brokerage firms and commercial banks. The borrowers of our securities provided us with cash collateral, which we separately maintained. We invested such cash collateral in other securities, primarily U.S. Treasuries, U.S. government agency securities, U.S. government agency collateralized repurchase agreements and government money market funds. During the third quarter of 2008, we decided to temporarily unwind the securities lending program due to a downturn in current economic conditions. As of March 31, 2009, we did not have any general account securities on loan, nor was the general account liable for any cash collateral.

        We may consider resuming our general account securities lending program when and if market conditions improve in the future. If we choose to resume the program in the future, we may be exposed to liquidity and other risks associated with securities lending.

Changes in interest rates or credit spreads may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period-to-period.

        We are exposed to significant financial and capital markets risk, including changes in interest rates, credit spreads, equity prices, real estate values, foreign currency exchange rates, market volatility, the performance of the economy in general, the performance of the specific obligors included in our portfolio and other factors outside our control. Our exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. A rise in interest rates will increase the net unrealized loss position of our investment portfolio and, if long-term interest rates rise dramatically within a six to twelve month time period, certain of our life insurance and annuities businesses may be exposed to disintermediation risk. Disintermediation risk refers to the risk that our policyholders may surrender their contracts in a rising interest rate environment, requiring us to liquidate assets in an unrealized loss position. Due to the long-term nature of the liabilities associated with certain of our life insurance businesses, sustained declines in long-term interest rates may subject us to reinvestment risks and increased hedging costs. In other situations, declines in interest rates may result in increasing the duration of certain life insurance liabilities, creating asset and liability duration mismatches.

        Our investment portfolio also contains interest rate sensitive instruments, such as fixed income securities, which may be adversely affected by changes in interest rates from governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. A rise in interest rates would increase the net unrealized loss position of our investment portfolio, offset by our ability to earn higher rates of return on funds reinvested. Conversely, a decline in interest rates would decrease the net unrealized loss position of our investment portfolio, offset by lower rates of return on funds reinvested. Although we take measures to manage the economic risks of investing in a changing interest rate environment, we may not be able to mitigate the interest rate risk of our assets relative to our liabilities.

        Our exposure to credit spreads primarily relates to market price variability and reinvestment risk associated with changes in credit spreads. A widening of credit spreads will increase the net unrealized loss position of the investment portfolio, will increase losses associated with credit-based derivatives that do not qualify or have not been designated for hedge accounting where we assume credit exposure and, if issuer credit spreads increase as a result of fundamental credit deterioration, would likely result in higher other-than-temporary impairments. Credit spread tightening will reduce net investment income associated with new purchases of fixed maturities. Credit spread tightening may also cause an increase in the reported value of certain liabilities that are valued using a discount rate that reflects our own credit spread. In addition, market volatility may make it difficult to value certain of our securities if trading becomes less frequent. As such, valuations may include assumptions or estimates that may have significant period-to-period changes, which could have a material adverse effect on our results of operations or financial condition. Recent credit spreads on both corporate and structured securities have widened, resulting in continuing depressed pricing. Continuing challenges include continued weakness in the U.S. residential real estate market and increased mortgage delinquencies, investor anxiety over the U.S. economy, rating agency downgrades of various structured products and financial issuers, unresolved issues with structured investment vehicles and monolines, deleveraging of financial institutions and hedge funds and a serious dislocation in the inter-bank market. If significant, continued volatility, changes in interest rates, changes in credit spreads and defaults, a lack of pricing transparency, market liquidity, declines in equity prices, declines in inflation-adjusted investments and the strengthening or weakening of foreign currencies against the U.S. dollar, individually or in tandem, could continue to have a material adverse effect on our results of operations, financial condition or cash flows through realized losses, impairments and changes in unrealized positions.

Our investment portfolio is subject to several risks that may diminish the value of our invested assets and the investment returns credited to customers, which could reduce our sales, revenues, assets under management and net income.

  An increase in defaults or write-downs on our fixed maturity securities portfolio may reduce our profitability.

        We are subject to the risk that the issuers of the fixed maturity securities we own will default on principal and interest payments, particularly if a major downturn in economic activity occurs. As of March 31, 2009, our U.S. investment operations held $38.5 billion of fixed maturity securities, or 70% of total U.S. invested assets, of which approximately 6.5% were below investment grade, including $500.8 million, or 1.3% of our total fixed maturity securities which we classified as either "problem," "potential problem" or "restructured." See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Investments—U.S. Investment Operations—Fixed Maturity Securities" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 incorporated by reference herein.

        Our U.S. fixed maturity securities portfolio includes securities collateralized by residential and commercial mortgage loans. As of March 31, 2009, our U.S. investment operations held $3.3 billion of residential mortgage-backed securities, $2.5 billion of which are Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation pass-through securities, and $3.5 billion of commercial mortgage-backed securities, which represent in combination 17% of our total fixed maturity securities portfolio. For residential mortgage-backed securities, prepayment speeds, changes in mortgage delinquency or recovery rates, credit rating changes by rating agencies, decreases in property values underlying the loans, and the quality of service provided by service providers on securities in our portfolios could lead to write-downs on these securities. For commercial mortgage-backed securities, changes in mortgage delinquency or default rates, interest rate movement, credit quality and vintage of the underlying loans, decreases in property values underlying the loans, and credit rating changes by rating agencies could result in write-downs of those securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Investments—U.S. Investment Operations—Fixed Maturity Securities" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 incorporated by reference herein.

        As of March 31, 2009, the international investment operations of our fully consolidated subsidiaries held $2.3 billion, or 65%, of total international invested assets in fixed maturity securities, of which 15% are government bonds. Some non-government bonds have been rated on the basis of the issuer's country credit rating. However, the ratings relationship between national ratings and global ratings is not linear with the U.S. The starting point for national ratings differs by country, which makes the assessment of credit quality more difficult. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Investments—International Investment Operations" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 incorporated by reference herein. An increase in defaults on our fixed maturity securities portfolio could harm our financial strength and reduce our profitability.

  An increased rate of delinquency and defaults on our commercial mortgage loans, especially those with amortizing balloon payments, may adversely affect our profitability.

        Our commercial mortgage loan portfolio faces both delinquency and default risk. Commercial mortgage loans of $11.1 billion represented 20% of our total invested assets as of March 31, 2009. As of March 31, 2009, loans that were in the process of foreclosure totaled $40.6 million, or 3.6% of our commercial mortgage loan portfolio. The performance of our commercial mortgage loan investments, however, may fluctuate in the future. An increase in the delinquency rate of, and defaults under, our commercial mortgage loan portfolio could harm our financial strength and decrease our profitability.

        As of March 31, 2009, approximately $9.4 billion, or 85%, of our commercial mortgage loans before valuation allowance had amortizing balloon payment maturities. A balloon maturity is a loan with larger dollar amounts of payments becoming due in the later years of the loan. The default rate on commercial mortgage loans with balloon payment maturities has historically been higher than for commercial mortgage loans with standard repayment schedules. Since most of the principal is repaid at maturity, the amount of loss on a default is generally greater than on other commercial mortgage loans. An increase in defaults on such loans as a result of the foregoing factors could harm our financial strength and decrease our profitability.

  We may have difficulty selling our privately placed fixed maturity securities, commercial mortgage loans and real estate investments because they are less liquid than our publicly traded fixed maturity securities and because they have been experiencing significant market valuation fluctuations.

        We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, commercial mortgage loans and real estate investments. These asset classes represented approximately 43% of the value of our invested assets as of March 31, 2009. Even some of our very high quality assets have been more illiquid as a result of the recent challenging market conditions.

        If we require significant amounts of cash on short notice, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize or both. The reported value of our relatively illiquid types of investments, our investments in the asset classes described above and, at times, our high quality, generally liquid asset classes, do not necessarily reflect the lowest possible price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we will be able to sell them for the prices at which we have recorded them and we may be forced to sell them at significantly lower prices.

  The impairment of other financial institutions could adversely affect us.

        We use derivative instruments to hedge various risks we face in our businesses. See "Quantitative and Qualitative Disclosures About Market Risk" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 incorporated by reference herein. We enter into a variety of derivative instruments, including interest rate swaps, swaptions, futures, currency swaps, currency forwards, credit default swaps, treasury lock agreements, commodity swaps and options, with a number of counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks and other investment funds and other institutions. Many of these transactions expose us to credit risk in the event of default of our counterparty. If our counterparties fail to honor their obligations under the derivative instruments, we will have failed to effectively hedge the related risk. In addition, with respect to secured transactions, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to it. We also have exposure to these financial institutions in the form of unsecured debt instruments and equity investments. Such losses or impairments to the carrying value of these assets may materially and adversely affect our business and results of operations.

  Our requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect our liquidity and expose us to counterparty credit risk.

        Many of our derivative transactions with financial and other institutions specify the circumstances under which the parties are required to post collateral. The amount of collateral we may be required to post under these agreements may increase under certain circumstances, which could adversely affect our liquidity. In addition, under the terms of some of our transactions we may be required to make payment to our counterparties related to any decline in the market value of the specified assets. Such payments could have an adverse effect on our liquidity. Furthermore, with respect to any such payments, we will have unsecured risk to the counterparty as these amounts are not required to be segregated from the counterparty's other funds, are not held in a third-party custodial account, and are not required to be paid to us by the counterparty until the termination of the transaction.

  Environmental liability exposure may result from our commercial mortgage loan portfolio and real estate investments.

        Liability under environmental protection laws resulting from our commercial mortgage loan portfolio and real estate investments may harm our financial strength and reduce our profitability. Under the laws of several states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of cleanup. In some states, this kind of lien has priority over the lien of an existing mortgage against the property, which would impair our ability to foreclose on that property should the related loan be in default. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, we may be liable for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan held by us, if our agents or employees have become sufficiently involved in the hazardous waste aspects of the operations of the related obligor on that loan, regardless of whether or not the environmental damage or threat was caused by the obligor. We also may face this liability after foreclosing on a property securing a mortgage loan held by us. This may harm our financial strength and decrease our profitability.

  Regional concentration of our commercial mortgage loan portfolio in California may subject us to economic downturns or losses attributable to earthquakes in that state.

        Credit extensions in the state of California accounted for 19%, or $2.1 billion, of our commercial mortgage loan portfolio as of March 31, 2009. Due to this concentration of commercial mortgage loans in California, we are exposed to potential losses resulting from the risk of an economic downturn in California as well as to catastrophes, such as earthquakes, that may affect the region. While we generally do not require earthquake insurance for properties on which we make commercial mortgage loans, we do take into account property specific engineering reports, construction type and geographical concentration by fault lines in our investment underwriting guidelines. If economic conditions in California do not improve or continue to deteriorate or catastrophes occur, we may in the future, experience delinquencies or defaults on the portion of our commercial mortgage loan portfolio located in California, which may harm our financial strength and reduce our profitability.

Our valuation of fixed maturity and equity securities may include methodologies, estimations and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.

        Fixed maturity securities, equity securities and short-term investments which are reported at fair value on our consolidated statements of financial position represented the majority of our total cash and invested assets. Statement of Financial Accounting Standard ("SFAS") No. 157, Fair Value Measurements ("SFAS 157"), establishes a three-level hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The level in the fair value hierarchy is based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). An asset or liability's classification within the fair value hierarchy is based on the lowest level of significant input to its valuation.

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  Level 1: Fair values are based on unadjusted quoted prices in active markets for identical assets or liabilities.

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  Level 2: Fair values are based on inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly.

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  Level 3: Fair values are based on at least one significant unobservable input for the asset or liability.

        At March 31, 2009, approximately 31%, 62% and 7% of our net assets and liabilities reported at fair value represented Level 1, Level 2 and Level 3, respectively. Our Level 1 assets and liabilities primarily include exchange traded equity securities, mutual funds and U.S. Treasury bonds. Our Level 2 assets and liabilities primarily include fixed maturity securities (including public and private bonds), equity securities, over-the-counter derivatives and other investments for which public quotations are not available but that are priced by third-party pricing services or internal models using observable inputs. Our Level 3 assets and liabilities include certain fixed maturity securities, private equity securities, complex derivatives and embedded derivatives. Level 3 securities contain at least one significant unobservable market input and as a result considerable judgment may be used in determining the fair values. These fair values are generally obtained through the use of valuation models or methodologies using at least one significant unobservable input or broker quotes. Prices provided by independent pricing services or independent broker quotes that are used in the determination of fair value can vary for a particular security.

        For additional information on our valuation methodology, see Note 8, Fair Value of Financial Instruments, to our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 incorporated by reference herein.

        During periods of market disruption including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities, for example collateralized mortgage obligations and collateralized debt obligations, if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment. In such cases, more securities may fall to Level 3 and thus require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation as well as valuation methods that require greater estimation, which could result in values that are different from the value at which the investments may be ultimately sold. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

The determination of the amount of allowances and impairments taken on our investments is highly subjective and could materially impact our results of operations or financial position.

        The determination of the amount of allowances and impairments vary by investment type and is based upon our monthly evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. There can be no assurance that our management has accurately assessed the level of impairments taken and allowances reflected in our financial statements.

Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.

        Additionally, our management considers a wide range of factors about the security issuer and uses their best judgment in evaluating the cause of the decline in the estimated fair value of the security and in assessing the prospects for recovery. Inherent in management's evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. For further information regarding our impairment methodology, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Investments—U.S. Investment Operations—Fixed Maturity Securities" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 incorporated by reference herein.

Gross unrealized losses may be realized or result in future impairments, resulting in a reduction in our net income.

        Fixed maturity securities that are classified as available-for-sale ("AFS") are reported on the consolidated statements of financial position at fair value. Unrealized gains or losses on AFS securities are recognized as a component of equity and are, therefore, excluded from net income. Our U.S. investment operations held gross unrealized losses on fixed maturity securities of $8.2 billion pre-tax as of March 31, 2009, and the component of gross unrealized losses for securities trading down 20% or more for over six months was approximately $3.3 billion pre-tax. The accumulated change in fair value of the AFS securities is recognized in net income when the gain or loss is realized upon the sale of the asset or in the event that the decline in fair value is determined to be other than temporary (referred to as an other-than-temporary impairment). Realized losses or impairments may have a material adverse impact on our net income in a particular quarter or annual period.

Competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance may impair our ability to retain existing customers, attract new customers and maintain our profitability.

        We believe that our ability to compete is based on a number of factors including scale, service, product features, price, investment performance, commission structure, distribution capacity, financial strength ratings and name recognition. We compete with a large number of financial services companies such as banks, mutual funds, broker-dealers, insurers and asset managers, many of which have advantages over us in one or more of the above competitive factors.

        Each of our segments faces strong competition. The primary competitors for our U.S. Asset Accumulation and Global Asset Management segments are asset managers, banks, broker-dealers and insurers. Our ability to increase and retain assets under management is directly related to the performance of our investments as measured against market averages and the performance of our competitors. Even when securities prices are generally rising, performance can be affected by investment styles. Also, there is a risk that we may not be able to attract and retain the top talent needed to compete in our industry.

        Competition for our International Asset Management and Accumulation segment comes primarily from local financial services firms and other international companies operating on a stand-alone basis or in partnership with local firms.

        Our Life and Health Insurance segment competes with insurers and managed health care organizations.

        National banks, with their large existing customer bases, may increasingly compete with insurers as a result of court rulings allowing national banks to sell annuity products in some circumstances, and as a result of legislation removing restrictions on bank affiliations with insurers. Specifically, the Gramm-Leach-Bliley Act of 1999 permits mergers that combine commercial banks, insurers and securities firms under one holding company. These developments may increase competition, in particular for our asset management and accumulation businesses, by substantially increasing the number, size and financial strength of potential competitors who may be able to offer, due to economies of scale, more competitive pricing than we can.

        In response to current market conditions, the U.S. and foreign governments in the markets we serve have taken actions, including but not limited to, direct government control or investment in certain entities. We may find that these actions create, among other things, unforeseen competitive advantages for our competitors due to explicit or implied support from the government.

A downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition.

        Nationally Recognized Statistical Rating Organizations ("NRSROs") publish financial strength ratings on U.S. life insurance companies that are indicators of an insurance company's ability to meet contractholder and policyholder obligations. NRSROs also assign credit ratings on non-life insurance entities, such as PFG and Principal Financial Services, Inc. ("PFS"). Credit ratings are indicators of a debt issuer's ability to meet the terms of debt obligations in a timely manner, and are important factors in overall funding profile and ability to access external capital.

        Ratings are important factors in establishing the competitive position of insurance companies and maintaining public confidence in products being offered. A ratings downgrade, or the potential for such a downgrade, could, among other things:

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  materially increase the number of surrenders for all or a portion of the net cash values by the owners of policies, contracts, general account guaranteed investment contracts ("GICs") we have issued, and materially increase the number of withdrawals by policyholders of cash values from their policies;

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  result in the termination of our relationships with broker-dealers, banks, agents, wholesalers and other distributors of our products and services;

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  reduce new sales, particularly with respect to general account GICs and funding agreements purchased by pension plans and other institutions;

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  cause some of our existing liabilities to be subject to acceleration, additional collateral support, changes in terms, or creation of additional financial obligations; and

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  increase our cost of capital and limit our access to the capital markets.

        Any of these consequences could adversely affect our profitability and financial condition.

        In recent months, each of A.M. Best Company, Inc., Fitch Ratings Ltd., Moody's Investors Service, and Standard & Poor's has downgraded our and our subsidiaries' ratings.

        In addition, each of A.M. Best Company, Inc., Fitch Ratings Ltd., Moody's Investors Service, and Standard & Poor's has revised its outlook for the U.S. life insurance industry to negative from stable. Of the many issues cited, the negative outlook is primarily based on expectations for higher-than-normal credit losses, negative impact of the volatile equity market on earnings, and reduced financial flexibility.

        These outlook revisions signal increased review of U.S. life insurance companies by A.M. Best Company, Inc., Fitch Ratings, Ltd., Moody's Investors Service, and Standard & Poor's. As a result, it is possible that there will be changes in the benchmarks for capital, liquidity, earnings and other factors used by these NRSROs that are critical to a ratings assignment at a particular rating level. If any such changes are made, it is possible that such changes could have an impact on the ratings of U.S. life insurance companies, including ours, which could adversely impact our profitability and financial condition.

Our efforts to reduce the impact of interest rate changes on our profitability and retained earnings may not be effective.

        We attempt to significantly reduce the impact of changes in interest rates on the profitability and retained earnings of our asset accumulation and life and health insurance operations. We accomplish this reduction primarily by managing the duration of our assets relative to the duration of our liabilities. During a period of rising interest rates, policy surrenders, withdrawals and requests for policy loans may increase as customers seek to achieve higher returns. Despite our efforts to reduce the impact of rising interest rates, we may be required to sell assets to raise the cash necessary to respond to such surrenders, withdrawals and loans, thereby realizing capital losses on the assets sold. Liquidations may result in capital losses, particularly in periods of volatile interest rates and credit spreads. Because volatile interest rates and credit spreads often make it more difficult to sell certain fixed income securities, there is also a risk that we will find it difficult to raise the cash necessary to fund a very large amount of withdrawal activity. An increase in policy surrenders and withdrawals may also require us to accelerate amortization of deferred policy acquisition costs ("DPAC") relating to these contracts, which would further reduce our profitability.

        During periods of declining interest rates, borrowers may prepay or redeem mortgages and bonds that we own, which would force us to reinvest the proceeds at lower interest rates. For some of our products, such as GICs and funding agreements, we are unable to lower the rate we credit to customers in response to the lower return we will earn on our investments. In addition, it may be more difficult for us to maintain our desired spread between the investment income we earn and the interest we credit to our customers during periods of declining interest rates, thereby reducing our profitability.

        For further discussion on interest rate risk management, see "Quantitative and Qualitative Disclosures About Market Risk—Interest Rate Risk" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 incorporated by reference herein.

If we are unable to attract and retain sales representatives and develop new distribution sources, sales of our products and services may be reduced.

        We distribute our asset accumulation, asset management and life, health and specialty benefit insurance products and services through a variety of distribution channels, including our own internal sales representatives, independent brokers, banks, broker-dealers and other third-party marketing organizations. We must attract and retain sales representatives to sell our products. Strong competition exists among financial services companies for efficient sales representatives. We compete with other financial services companies for sales representatives primarily on the basis of our financial position, support services and compensation and product features. If we are unable to attract and retain sufficient sales representatives to sell our products, our ability to compete and revenues from new sales would suffer.

Our international businesses face political, legal, operational and other risks that could reduce our profitability in those businesses.

        Our international businesses are subject to comprehensive regulation and supervision from central and/or local governmental authorities in each country in which we operate. New interpretations of existing laws and regulations or the adoption of new laws and regulations may harm our international businesses and reduce our profitability in those businesses.

        Our international businesses face political, legal, operational and other risks that we do not face in our operations in the U.S. We face the risk of discriminatory regulation, nationalization or expropriation of assets, price controls and exchange controls or other restrictions that prevent us from transferring funds from these operations out of the countries in which they operate or converting local currencies we hold into U.S. dollars or other currencies. Some of our international businesses are, and are likely to continue to be, in emerging or potentially volatile markets. In addition, we rely on local staff, including local sales forces, in these countries where there is a risk that we may encounter labor problems with local staff, especially in countries where workers' associations and trade unions are strong. If our business model, including in some cases a joint venture model, is not successful in a particular country, we may lose all or most of our investment in that country.

We may face losses if our actual experience differs significantly from our pricing and reserving assumptions.

        Our profitability depends significantly upon the extent to which our actual experience is consistent with the assumptions used in setting prices for our products and establishing liabilities for future insurance and annuity policy benefits and claims. The premiums that we charge and the liabilities that we hold for future policy benefits are based on assumptions concerning a number of factors, including the amount of premiums that we will receive in the future, rate of return on assets we purchase with premiums received, expected claims, mortality, morbidity, expenses and persistency, which is the measurement of the percentage of insurance policies remaining in force from year to year. However, due to the nature of the underlying risks and the high degree of uncertainty associated with the determination of the liabilities for unpaid policy benefits and claims, we cannot determine precisely the amounts we will ultimately pay to settle these liabilities. As a result, we may experience volatility in the level of our profitability and our reserves from period-to-period, particularly for our health and disability insurance products. To the extent that actual experience is less favorable than our underlying assumptions, we could be required to increase our liabilities, which may harm our financial strength and reduce our profitability.

        For example, if mortality rates are higher than our pricing assumptions, we will be required to make greater claims payments on our life insurance policies than we had projected. However, this risk is partially offset by our payout annuity business, where an increase in mortality rates will result in a decrease in benefit payments. Our operating earnings may also be adversely impacted by an increase in morbidity rates.

        Our operating earnings may also be adversely impacted if our actual investment earnings differ from our pricing and reserve assumptions. Changes in economic conditions may lead to changes in market interest rates or changes in our investment strategies, either of which could cause our actual investment earnings to differ from our pricing and reserve assumptions.

Our ability to pay stockholder dividends and meet our obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life.

        We are an insurance holding company whose assets include all of the outstanding shares of the common stock of Principal Life and other subsidiaries. Our ability to pay dividends to our stockholders and meet our obligations, including paying operating expenses and any debt service, depends upon the receipt of dividends from Principal Life. Iowa insurance laws impose limitations on the ability of Principal Life to pay dividends to us. Under the statutory limitation, Principal Life could pay approximately $651.3 million in stockholders dividends in 2009; on March 27, 2009 a $645.0 million ordinary dividend was paid by Principal Life to its parent company from internal sources of liquidity. Any inability of Principal Life to pay dividends to us in the future may cause us to be unable to pay dividends to our stockholders and meet our other obligations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 incorporated by reference herein for a discussion of regulatory restrictions on Principal Life's ability to pay us dividends.

The pattern of amortizing our DPAC and other actuarial balances on our investment contract, participating life insurance and universal life-type products may change, impacting both the level of the asset and the timing of our net income.

        Amortization of the DPAC asset depends on the actual and expected profits generated by the lines of business that incurred the expenses. Expected profits are dependent on assumptions regarding a number of factors including investment returns, benefit payments, expenses, mortality and policy lapse. Due to the uncertainty associated with establishing these assumptions, we cannot, with precision, determine the exact pattern of profit emergence. As a result, amortization of DPAC will vary from period-to-period. To the extent that actual experience emerges less favorably than expected, or our expectation for future profits decreases, the DPAC asset may be reduced, reducing our profitability in the current period.

We may need to fund deficiencies in our Closed Block assets.

        In connection with its conversion in 1998 into a stock life insurance company, Principal Life established an accounting mechanism, known as a "Closed Block" for the benefit of participating ordinary life insurance policies that had a dividend scale in force on July 1, 1998. Dividend scales are the actuarial formulas used by life insurance companies to determine amounts payable as dividends on participating policies based on experience factors relating to, among other things, investment results, mortality, lapse rates, expenses, premium taxes and policy loan interest and utilization rates. The Closed Block was designed to provide reasonable assurance to policyholders included in the Closed Block that, after the conversion, assets would be available to maintain the aggregate dividend scales in effect for 1997 if the experience underlying such scales were to continue.

        We allocated assets to the Closed Block as of July 1, 1998, in an amount such that we expected their cash flows, together with anticipated revenues from the policies in the Closed Block, to be sufficient to support the Closed Block business, including payment of claims, expenses, charges and taxes and to provide for the continuation of aggregate dividend scales in accordance with the 1997 policy dividend scales if the experience underlying such scales continued, and to allow for appropriate adjustments in such scales if the experience changed. We bear the costs of expenses associated with Closed Block policies and, accordingly, these costs were not funded as part of the assets allocated to the Closed Block. Any increase in such costs in the future will be borne by us. As of March 31, 2009, Closed Block assets and liabilities were $4,384.1 million and $5,659.1 million, respectively.

        We will continue to pay guaranteed benefits under the policies included in the Closed Block, in accordance with their terms. The Closed Block assets, cash flows generated by the Closed Block assets and anticipated revenues from policies included in the Closed Block may not be sufficient to provide for the benefits guaranteed under these policies. If they are not sufficient, we must fund the shortfall. Even if they are sufficient, we may choose for business reasons to support dividend payments on policies in the Closed Block with our general account funds.

        The Closed Block assets, cash flows generated by the Closed Block assets and anticipated revenues from policies in the Closed Block will benefit only the holders of those policies. In addition, to the extent that these amounts are greater than the amounts estimated at the time we funded the Closed Block, dividends payable in respect of the policies included in the Closed Block may be greater than they would have been in the absence of a Closed Block. Any excess net income will be available for distribution over time to Closed Block policyholders but will not be available to our stockholders.

A pandemic, terrorist attack or other catastrophic event could adversely affect our net income.

        Our mortality and morbidity experience could be adversely impacted by a catastrophic event. In addition, a severe catastrophic event may cause significant volatility in global financial markets, disruptions to commerce and reduced economic activity. The resulting macroeconomic conditions could adversely affect our cash flows, as well as the value and liquidity of our invested assets. We may also experience operational disruptions if our employees are unable or unwilling to come to work due to a pandemic or other catastrophe. We have developed extensive contingency plans to minimize the risk of operational disruptions. In addition, our use of reinsurance reduces our exposure to adverse mortality experience. Despite these measures, we may still be exposed to losses in the event of a pandemic, terrorist attack or other catastrophe.

Our reinsurers could default on their obligations or increase their rates, which could adversely impact our net income and profitability.

        We cede life and health insurance to other insurance companies through reinsurance. However, we remain liable to the policyholder, even if the reinsurer defaults on its obligations with respect to the ceded business. If a reinsurer fails to meet its obligations, we will be forced to cover the claims on the reinsured policies. In addition, a reinsurer insolvency may cause us to lose our reserve credits on the ceded business, in which case we would be required to establish additional reserves.

        The premium rates that we charge are based, in part, on the assumption that reinsurance will be available at a certain cost. Some of our reinsurance contracts contain provisions which limit the reinsurer's ability to increase rates on in-force business; however, some do not. If a reinsurer raises the rates that it charges on a block of in-force business, our profitability may be negatively impacted if we are not able to pass the increased costs on to the customer. If reinsurers raise the rates that they charge on new business, we may be forced to raise the premiums that we charge, which could have a negative impact on our competitive position.

        To mitigate the risks associated with the use of reinsurance, we carefully select our reinsurers, and we monitor their ratings and financial condition on a regular basis. We also spread our business among several reinsurers, in order to diversify our risk exposure.

We face risks arising from acquisitions of businesses.

        We have engaged in acquisitions of businesses in the past, and expect to continue to do so in the future. We face a number of risks arising from acquisition transactions, including difficulties in integrating the acquired business into our operations, difficulties in assimilating and retaining employees and intermediaries, difficulties in retaining the existing customers of the acquired entity, unforeseen liabilities that arise in connection with the acquired business and unfavorable market conditions that could negatively impact our growth expectations for the acquired business. These risks may prevent us from realizing the expected benefits from acquisitions and could result in the impairment of goodwill and/or intangible assets recognized at the time of acquisition.

Changes in laws, regulations or accounting standards may reduce our profitability.

  Changes in regulations may reduce our profitability.

        Our insurance business is subject to comprehensive state regulation and supervision throughout the U.S and in the international markets in which we operate. We are also impacted by federal legislation and administrative policies in areas such as employee benefit plan regulation, financial services regulations and federal taxation. The primary purpose of state regulation of the insurance business is to protect policyholders, not stockholders. The laws of the various states establish insurance departments with broad powers to regulate such matters as:

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  licensing companies to transact business;

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  licensing agents;

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  admitting statutory assets;

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  mandating a number of insurance benefits;

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  regulating premium rates;

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  approving policy forms;

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  regulating unfair trade and claims practices;

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  establishing statutory reserve requirements and solvency standards;

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  fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values;

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  restricting various transactions between affiliates; and

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  regulating the types, amounts and valuation of investments.

        State insurance regulators, federal regulators and the NAIC continually reexamine existing laws and regulations, and may impose changes in the future.

        State insurance guaranty associations have the right to assess insurance companies doing business in their state for funds to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment is beyond our control, the liabilities we have established for these potential assessments may not be adequate.

        Federal legislation and administrative policies in areas such as employee benefit plan regulation, financial services regulation and federal taxation can reduce our profitability. For example, Congress has, from time to time, considered legislation relating to changes in the Employee Retirement Income Security Act of 1974 to permit application of state law remedies, such as consequential and punitive damages, in lawsuits for wrongful denial of benefits, which, if adopted, could increase our liability for damages in future litigation. Additionally, new interpretations of existing laws and the passage of new legislation may harm our ability to sell new policies and increase our claims exposure on policies we issued previously. In addition, reductions in contribution levels to defined contribution plans may decrease our profitability.

  Changes in tax laws could increase our tax costs and reduce sales of our insurance, annuity and investment products.

        Current federal income tax laws generally permit the tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products. Taxes, if any, are payable on income attributable to a distribution under the contract for the year in which the distribution is made. Congress has, from time to time, considered legislation that would reduce or eliminate the benefit of such deferral of taxation on the accretion of value within life insurance and nonqualified annuity contracts. Enactment of this legislation, including a simplified "flat tax" income structure with an exemption from taxation for investment income, could result in fewer sales of our insurance, annuity and investment products.

        From time to time, Congress, as well as foreign, state and local governments, considers legislation that could increase our tax costs. If such legislation is adopted, our profitability could be negatively impacted.

  Repeal or modification of the federal estate tax could reduce our revenues.

        The Economic Growth and Tax Relief Reconciliation Act of 2001 (the "Act") amended the federal estate tax laws by increasing the amount of the unified credit beginning in 2002, thereby increasing the amount of property not subject to the estate tax. The Act also gradually reduces the federal estate tax rate over a period of years beginning in 2002, and repeals the tax entirely in 2010. The law in effect prior to the Act, however, is reinstated for years after 2010. Through the three months ended March 31, 2009, we received recurring premium of $11.2 million for survivorship life insurance policies we have sold. A significant number of these policies were purchased for the purpose of providing cash to pay federal estate taxes. The reduction of the federal estate tax and temporary repeal could result in policyholders reducing coverage under, or surrendering, these policies.

  Changes in federal, state and foreign securities laws may reduce our profitability.

        Our asset management and accumulation and life insurance businesses are subject to various levels of regulation under federal, state and foreign securities laws. These laws and regulations are primarily intended to protect investors in the securities markets or investment advisory or brokerage clients and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations. The downturn in the financial markets and resulting market-wide losses have caused legislative and regulatory bodies to consider various changes to existing securities laws and the legal framework governing the financial industry. Changes to these laws or regulations that restrict the conduct of our business could significantly increase our compliance costs and reduce our profitability.

  Changes in accounting standards may reduce our profitability.

        Accounting standards are subject to change and can negatively impact our profitability. In addition to recently issued accounting guidance, the standard setters have a full agenda of topics they plan to review, any of which have the potential to negatively impact our profitability. The results for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period.

A computer system failure or security breach could disrupt our business, damage our reputation and adversely impact our profitability.

        We rely on computer systems to conduct business, including customer service, marketing and sales activities, customer relationship management and producing financial statements. While we have policies, procedures, automation and backup plans designed to prevent or limit the effect of failure, our computer systems may be vulnerable to disruptions or breaches as the result of natural disasters, man-made disasters, criminal activity, pandemics, or other events beyond our control. The failure of our computer systems for any reason could disrupt our operations, result in the loss of customer business and adversely impact our profitability.

        We retain confidential information on our computer systems, including customer information and proprietary business information. Any compromise of the security of our computer systems that results in the disclosure of personally identifiable customer information could damage our reputation, expose us to litigation, increase regulatory scrutiny and require us to incur significant technical, legal and other expenses.

Results of litigation and regulatory investigations may affect our financial strength or reduce our profitability.

        We are a plaintiff or defendant in actions arising out of our insurance businesses and investment operations. We are, from time to time, also involved in various governmental, regulatory and administrative proceedings and inquiries. These factors may affect our financial strength or reduce our profitability. For further discussion on litigation and regulatory investigation risk, see "Legal Proceedings" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 incorporated by reference herein.

From time to time we may become subject to tax audits, tax litigation or similar proceedings, and as a result we may owe additional taxes, interest and penalties in amounts that may be material.

        We are subject to income taxes in the United States as well as many other jurisdictions. In determining our provisions for income taxes and our accounting for tax-related matters in general, we are required to exercise judgment. We regularly make estimates where the ultimate tax determination is uncertain. We cannot assure you that the final determination of any tax audit, appeal of the decision of a taxing authority, tax litigation or similar proceedings will not be materially different from that reflected in our historical financial statements. The assessment of additional taxes, interest and penalties could be materially adverse to our current and future results of operations and financial condition.

Fluctuations in foreign currency exchange rates could reduce our profitability.

        Principal International generally writes policies denominated in various local currencies and invests the premiums and deposits in local currencies. Although investing in local currencies limits the effect of currency exchange rate fluctuation on local operating results, fluctuations in such rates affect the translation of these results into our consolidated financial statements. For further discussion on foreign currency exchange risk, see "Quantitative and Qualitative Disclosures About Market Risk—Foreign Currency Risk" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 incorporated by reference herein.

Our financial results may be adversely impacted by global climate changes.

        Atmospheric concentrations of carbon dioxide and other greenhouse gases have increased dramatically since the industrial revolution, resulting in a gradual increase in global average temperatures and an increase in the frequency and severity of natural disasters. These trends are expected to continue in the future, and have the potential to impact nearly all sectors of the economy to varying degrees. Our initial research indicates that climate change does not pose an imminent or significant threat to our operations or business, but we will continue to monitor new developments in the future.

        Potential impacts may include the following:

  •
  Changes in temperatures and air quality may adversely impact our mortality and morbidity rates. For example, increases in the level of pollution and airborne allergens may cause an increase in upper respiratory and cardiovascular diseases, leading to increased claims in our life, health and disability income business. However, the risk of increased mortality on our life insurance business is partly offset by our payout annuity business, where an increase in mortality results in a decrease in benefit payments.

  •
  Climate change may impact asset prices, as well as general economic conditions. For example, rising sea levels may lead to decreases in real estate values in coastal areas. Additionally, government policies to slow climate change (e.g., setting limits on carbon emissions) may have an adverse impact on sectors such as utilities, transportation and manufacturing. Changes in asset prices may impact the value of our fixed income, real estate and commercial mortgage investments. We manage our investment risks by maintaining a well-diversified portfolio, both geographically and by sector. We also monitor our investments on an ongoing basis, allowing us to adjust our exposure to sectors and/or geographical areas that face severe risks due to climate change.

        A natural disaster that affects one of our office locations could disrupt our operations and pose a threat to the safety of our employees. However, we have extensive Business Continuity and Disaster Recovery planning programs in place to help mitigate this risk.

 Risks Related to Our Common Stock

The price of our common stock may fluctuate significantly, and you could lose all or part of your investment.

        Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our common stock could fluctuate significantly for various reasons which include:

  •
  our quarterly or annual earnings or those of other companies in our industry;

  •
  the public's reaction to our press releases, our other public announcements and our filings with the SEC;

  •
  changes in earnings or recommendations by research analysts who track our common stock or the stock of other companies in our industry;

  •
  a downgrade in our financial strength or credit ratings;

  •
  changes in general conditions in the U.S. and global economy, financial markets or insurance industry, including those resulting from disruption in the global credit markets, extremely difficult conditions in the financial markets, large companies in the financial and insurance sectors receiving government support, being acquired or filing for bankruptcy, war, incidents of terrorism or responses to such events;

  •
  changes in the competitive landscape for or regulation of the insurance industry, including any changes resulting from industry consolidation whether or not involving our company; and

  •
  the other factors described in these "Risk Factors" and "Forward-Looking Statements" in this prospectus supplement as well as in our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and other information which may be incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof.

        In addition, in recent years and months, the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes frequently appear to occur without regard to the operating performance of these companies. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce our stock price.

We expect that the price of our common stock will be significantly affected by the availability of shares for sale in the market.

        The sale or availability for sale of substantial amounts of our common stock could adversely impact its price. Our certificate of incorporation authorizes us to issue 2,500,000,000 shares of common stock and 500,000,000 shares of preferred stock. On May 7, 2009 there were 260,022,901 shares of our common stock and 13,000,000 shares of our preferred stock outstanding. Accordingly, a substantial number of shares of our common stock and preferred stock are available for sale under our certificate of incorporation. We could issue such shares in future offerings similar to this offering, private sales to strategic investors, business combinations or acquisitions by us of another company or certain assets.

        In addition, we maintain various plans providing for the grant of common stock, stock options, performance share awards and restricted stock units. As of May 7, 2009, the maximum number of shares subject to outstanding common stock, stock options, performance share awards and restricted stock units and other stock-based awards under such plans, and available for future grant under such plans, was approximately 15.4 million shares of common stock.

You may not receive dividends on our common stock.

        Holders of our common stock are only entitled to receive such dividends as our Board of Directors may declare out of funds legally available for such payments. We are not required to declare cash dividends on our common stock. Future dividend decisions will be based on and affected by a number of factors, including our operating results, our financial requirements, the impact of regulatory restrictions and other factors, such as dividend restrictions, if any, in our debt instruments. See "Risk Factors—Risks Related to Our Business—Our ability to pay stockholder dividends and meet our obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life." In the future, we may further reduce or eliminate our common stock dividend. These actions could adversely affect the market price of our common stock.

Applicable laws and our stockholder rights plan, certificate of incorporation and by-laws may discourage takeovers and business combinations that our stockholders might consider in their best interests.

        State laws and our certificate of incorporation and by-laws may delay, defer, prevent, or render more difficult a takeover attempt that our stockholders might consider in their best interests. For instance, they may prevent our stockholders from receiving the benefit from any premium to the market price of our common stock offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if they are viewed as discouraging takeover attempts in the future.

        State laws and our certificate of incorporation and by-laws may also make it difficult for stockholders to replace or remove our management. These provisions may facilitate management entrenchment, which may delay, defer or prevent a change in our control, which may not be in the best interests of our stockholders.

        The following provisions, included in our certificate of incorporation and by-laws, may also have anti-takeover effects and may delay, defer or prevent a takeover attempt that our stockholders might consider in their best interests. In particular, our certificate of incorporation and by-laws:

  •
  permit our Board of Directors to issue one or more series of preferred stock;

  •
  divide our Board of Directors into three classes;

  •
  limit the ability of stockholders to remove directors;

  •
  prohibit stockholders from filling vacancies on our Board of Directors;

  •
  prohibit stockholders from calling special meetings of stockholders;

  •
  impose advance notice requirements for stockholder proposals and nominations of directors to be considered at stockholder meetings; and

  •
  require the approval by the holders of at least 75% of our outstanding common stock for the amendment of our by-laws and provisions of our certificate of incorporation governing:

  •
  the classified board;

  •
  the director's discretion in determining what he or she reasonably believes to be in the best interests of Principal Financial Group, Inc.;

  •
  the liability of directors; and

    •
    the elimination of the prohibition on stockholder actions by written consent.

        In addition, Section 203 of the General Corporation Law of the State of Delaware may limit the ability of an "interested stockholder" to engage in business combinations with us. An interested stockholder is defined to include persons owning 15% or more of our outstanding voting stock.

        Our stockholder rights plan may have anti-takeover effects. The stockholder rights plan is designed to protect our stockholders in the event of unsolicited offers to acquire us and other coercive takeover tactics, which, in the opinion of our Board of Directors, could impair the board's ability to represent stockholder interests. Our stockholder rights plan might render an unsolicited takeover more difficult or less likely to occur, even though such a takeover might offer our stockholders the opportunity to sell their stock at a price above the prevailing market price and may be favored by our stockholders.

PRICE RANGE OF OUR COMMON STOCK AND DIVIDENDS

        Our common stock is traded on the New York Stock Exchange under the symbol "PFG." The following table sets forth the high and low closing sales prices for our common stock as reported by the New York Stock Exchange and the dividends per share of common stock paid by us for the periods indicated.

	High	Low	Cash Dividends Per Share
Fiscal Year Ended December 31, 2007
First Quarter	$64.17	$57.87	$—
Second Quarter	64.92	56.56	—
Third Quarter	63.24	51.52	—
Fourth Quarter	70.85	60.55	0.90

Fiscal Year Ended December 31, 2008
First Quarter	$68.94	$47.23	$—
Second Quarter	59.53	41.90	—
Third Quarter	54.28	34.80	—
Fourth Quarter	45.49	8.78	0.45

Fiscal Year Ended December 31, 2009
First Quarter	$24.80	$5.41	$—
Second Quarter (through May 8, 2009)	23.68	8.16	—

        The last reported sale price of the common stock on the New York Stock Exchange on May 8, 2009 was $23.68 per share.

        On May 7, 2009, there were 260,022,901 shares of our common stock outstanding, net of treasury stock, held by approximately 455,799 registered holders.

        We declared an annual cash dividend of $0.90 per common share on October 29, 2007, and paid such dividend on December 7, 2007 to stockholders of record on the close of business on November 16, 2007. We declared an annual cash dividend of $0.45 per share on October 11, 2008, and paid such dividend on December 5, 2008 to stockholders of record as of November 16, 2008. Future dividend decisions will be based on and affected by a number of factors, including our operating results, our financial requirements, the impact of regulatory restrictions and other factors. See "Risk Factors," especially "Risk Factors—Risks Related to Our Business—Our ability to pay stockholder dividends and meet our obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life," in our Annual Report on Form 10-K for the year ended December 31, 2008 incorporated by reference herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 incorporated by reference herein for a discussion of factors that could affect our dividend policy and ability to pay dividends, including regulatory restrictions on Principal Life's ability to pay us dividends.

 USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $964.7 million ($1,109.5 million if the underwriters' overallotment option is exercised in full) after deducting the underwriting discount and estimated expenses relating to this offering, based on an assumed public offering price of $23.68 per share. We expect to use these net proceeds for general corporate purposes, including, but not limited to, funding the operations of our life insurance and other subsidiaries. The ultimate use of the net proceeds from this offering is subject to the discretion of our Board of Directors in light of market conditions and other relevant factors. A $1.00 decrease (or increase) in the assumed public offering price of $23.68 per share would decrease (increase) the net proceeds to us from this offering by $40.8 million, assuming the number of shares offered by us, as set forth on the cover page of this preliminary prospectus supplement remains the same, and after deducting the underwriting discount and estimated expenses relating to this offering. The actual public offering price is subject to market conditions.

CAPITALIZATION

        The following table shows our cash and cash equivalents and our consolidated capitalization as of March 31, 2009 (unaudited) and as adjusted to give effect to the issuance and sale of an aggregate of 42,250,000 shares of our common stock, based on an assumed offering price of $23.68 per share. See "Use of Proceeds." This information should be read in conjunction with our unaudited consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 incorporated by reference herein.

	As of March 31, 2009
	Actual	As Adjusted
	(Dollars in millions)
Cash and cash equivalents	$2,699.6	$3,664.3

Total long-term debt	$1,292.7	$1,292.7
Stockholders' equity:
Series A preferred stock, par value $.01 per share with liquidation preference of $100 per share—3.0 million shares authorized, issued and outstanding	—	—
Series B preferred stock, par value $.01 per share with liquidation preference of $25 per share—10.0 million shares authorized, issued and outstanding	0.1	0.1
Common stock, par value $.01 per share—2,500.0 million shares authorized, 387.9 million shares issued, 260.0 million shares outstanding (actual) and 302.3 million shares outstanding (as adjusted)	3.9	4.3
Additional paid-in capital	8,342.1	9,306.4
Retained earnings	3,845.2	3,845.2
Accumulated other comprehensive loss	(4,841.1)	(4,841.1)
Treasury stock, at cost (127.9 million shares)	(4,721.6)	(4,721.6)
Total stockholders' equity attributable to Principal Financial Group, Inc.	2,628.6	3,593.3
Noncontrolling interest	80.3	80.3

Total stockholders' equity	2,708.9	3,673.6

Total capitalization	$4,001.6	$4,966.3

Book value per share of common stock:
Including accumulated and other comprehensive loss	$8.03	$10.10
Excluding accumulated and other comprehensive loss	$26.65	$26.11

SELECTED FINANCIAL INFORMATION

        The following table sets forth certain selected historical consolidated financial information of Principal Financial Group, Inc. We derived the consolidated financial information (except for amounts referred to as "Other Supplemental Data") for each of the years ended December 31, 2008, 2007 and 2006 and as of December 31, 2008 and 2007 from our audited consolidated financial statements and notes to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 incorporated by reference herein. This selected consolidated financial information should be read in conjunction with and is qualified by reference to these financial statements and the related notes. We derived the consolidated financial information (except for amounts referred to as "Other Supplemental Data") for the years ended December 31, 2005 and 2004 and as of December 31, 2006, 2005 and 2004 from our audited consolidated financial statements not included or incorporated by reference in this prospectus supplement or the accompanying prospectus. The selected consolidated financial information as of and for the three months ended March 31, 2009 and 2008 has been derived from the unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2009 incorporated by reference herein. The following consolidated statements of operations and consolidated statements of position data have been prepared in conformity with accounting principles generally accepted in the United States of America ("US GAAP").

	As of or for the Three Months Ended
			As of or for the Year Ended December 31,
	March 31, 2009(1)	March 31, 2008(1)
			2008(1)	2007(1)	2006(1)	2005	2004
	(Dollars and shares in millions, except for per share data and as otherwise indicated)
Statement of Operations Data:
Revenues:
Premiums and other considerations	$949.9	$1,053.0	$4,209.2	$4,634.1	$4,305.3	$3,975.0	$3,710.0
Fees and other revenues	473.5	613.4	2,426.5	2,634.7	1,902.5	1,717.8	1,491.7
Net investment income	828.5	960.3	3,994.3	3,966.5	3,622.5	3,358.0	3,223.6
Net realized/unrealized capital gains (losses)	(63.3)	(126.0)	(694.1)	(328.8)	44.7	(11.2)	(104.8)

Total revenues	$2,188.6	$2,500.7	$9,935.9	$10,906.5	$9,875.0	$9,039.6	$8,320.5

Income from continuing operations, net of related income taxes (benefits)	$122.6	$177.6	$465.8	$864.3	$1,055.74	$907.2	$700.7
Income (loss) from discontinued operations, net of related income taxes(2)	—	—	—	20.2	28.9	28.8	130.6

Income before cumulative effect of accounting changes	$122.6	$177.6	465.8	884.5	1,084.6	936.0	831.3
Cumulative effect of accounting changes, net of related income taxes	—	—	—	—	—	—	(5.7)

Net income	122.6	177.6	465.8	884.5	1,084.6	936.0	825.6
Net income attributable to noncontrolling interest	1.6	(4.8)	7.7	24.2	20.3	17.0	N.A.(3)

Net income attributable to Principal Financial Group, Inc.	121.0	182.4	458.1	860.3	1064.3	919.0	N.A.(3)
Preferred stock dividends(4)	8.2	8.2	33.0	33.0	33.0	17.7	—

Net income available to common stockholders	$112.8	$174.2	$425.1	$827.3	$1,031.3	$901.3	$825.6

	As of or for the Three Months Ended
			As of or for the Year Ended December 31,
	March 31, 2009(1)	March 31, 2008(1)
			2008(1)	2007(1)	2006(1)	2005	2004
	(Dollars and shares in millions, except for per share data and as otherwise indicated)
Earnings per Common Share Data:
Income from continuing operations, net of related income taxes:
Basic	$0.43	$0.67	$1.64	$3.04	$3.67	$3.03	$2.24
Diluted	$0.43	$0.67	$1.63	$3.01	$3.64	$3.01	$2.23
Net income:
Basic	$0.43	$0.67	$1.64	$3.12	$3.78	$3.13	$2.64
Diluted	$0.43	$0.67	$1.63	$3.09	$3.74	$3.11	$2.62
Common shares outstanding at end of period	260.0	258.6	259.3	259.1	268.4	280.6	300.6
Basic weighted-average common shares outstanding for the period	260.0	258.9	259.3	265.4	272.9	287.9	313.3
Weighted-average common shares and potential common shares outstanding for the period for computation of diluted earnings per share	260.5	261.3	261.1	268.1	275.5	289.9	314.7
Cash dividends per share	$—	$—	$0.45	$0.90	$0.80	$0.65	$0.55
Statement of Financial Position Data:
Total assets	$123,234.8	$152,001.2	$128,182.4	$154,520.2	$143,658.1	$127,035.4	$113,798.3
Long-term debt	1,292.7	1,406.6	$1,290.5	$1,398.8	$1,511.3	$855.7	$799.8
Series A preferred stock	$—	$—	$—	$—	$—	$—	$—
Series B preferred stock	0.1	0.1	0.1	0.1	0.1	0.1	—
Common stock	3.9	3.9	3.9	3.9	3.8	3.8	3.8
Additional paid-in capital	8,342.1	8,326.1	8,376.5	8,295.4	8,141.8	8,000.0	7,269.4
Retained earnings (deficit)	3,845.2	3,589.4	3,722.5	3,414.3	2,824.1	2,008.6	1,289.5
Accumulated other comprehensive income (loss)	(4,841.1)	(359.1)	(4,911.6)	420.2	846.9	994.8	1,313.3
Treasury stock, at cost	(4,721.6)	(4,718.3)	(4,718.6)	(4,712.2)	(3,955.9)	(3,200.1)	(2,331.7)

Total stockholders' equity attributable to Principal Financial Group, Inc.	$2,628.6	$6,842.1	$2,472.8	$7,421.7	$7,860.8	$7,807.2	N.A.(3)
Noncontrolling interest	80.3	96.7	96.5	97.6	58.8	35.9	N.A.(3)

Total stockholders' equity	$2,708.9	$6,938.8	$2,569.3	$7,519.3	$7,919.6	$7,843.1	$7,544.3

Other Supplemental Data:
AUM ($ in billions)	$236.6	$304.2	$247.0	$311.1	$256.9	$195.2	$167.0
Number of employees (actual)	15,238	16,648	16,234	16,585	15,289	14,507	13,976

(1)
For a discussion of items materially affecting the comparability of the three months ended March 31, 2009 with the three months ended March 31, 2008, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Transactions Affecting Comparability of Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 incorporated by reference herein. For a discussion of items materially affecting the comparability of 2008, 2007 and 2006, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Transactions Affecting Comparability of Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2008 incorporated by reference herein.

(2)
See Note 3, Discontinued Operations, to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, incorporated by reference herein, for a description of our discontinued operations for 2008, 2007 and 2006. For each of the years ended December 31, 2005 and 2004, income from discontinued operations related to our sale of Principal Residential Mortgage, Inc., the sale of our Argentine companies and operating revenues of real estate properties that qualify for discontinued operations treatment.

(3)
The presentation and disclosure requirements of SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an Amendment of Accounting Research Bulletin No. 51 ("SFAS 160"), have not been applied to the 2004 financial statements. For a discussion of the impact of the adoption of SFAS 160 on our financial statement presentation see Note 1 to our unaudited consolidated financial statements as of and for the quarter ended March 31, 2009 incorporated by reference herein.

(4)
On June 16, 2005, we issued 13.0 million shares of non-cumulative perpetual preferred stock under our shelf registration. We declared preferred stock dividends of $33.0 million, $33.0 million, $33.0 million and $17.7 million in 2008, 2007, 2006 and 2005, respectively.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a summary of certain U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that purchase our common stock pursuant to this offering and hold such common stock as a capital asset. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This summary does not address all of the tax considerations that may be relevant to specific Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, tax-exempt entities, dealers in securities or other Non-U.S. Holders that mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, controlled foreign corporations, passive foreign investment companies, certain former citizens or residents of the United States, or Non-U.S. Holders who hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment). This summary does not address any other U.S. federal tax considerations or any U.S. state or local, or non-U.S., tax considerations.

        As used in this summary, the term "Non-U.S. Holder" means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

  •
  an individual who is neither a citizen nor a resident of the United States;

  •
  a corporation that is not created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate that is not subject to U.S. federal income tax on income from non-U.S. sources which is not effectively connected with the conduct of a trade or business within the United States; or

  •
  a trust unless (i) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of such partnership and each partner thereof will generally depend upon the status and activities of the partnership and the partner. Any such entity should consult its own tax adviser regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our common stock.

        PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE U.S. FEDERAL INCOME, ESTATE AND OTHER TAX CONSIDERATIONS, AND ANY STATE, LOCAL OR NON-U.S. TAX CONSIDERATIONS, RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Distributions on Common Stock

        If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of our common stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital, on a share by share basis, to the extent of the Non-U.S. Holder's tax basis in our common stock, and then as capital gain. Distributions treated as dividends on our common stock that are paid to or for the account of a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder has provided the documentation (generally IRS Form W-8BEN) required to claim benefits under such treaty.

        If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, the dividend generally will not be subject to the 30% U.S. federal withholding tax, provided the Non-U.S. Holder has provided the appropriate documentation (generally, IRS Form W-8ECI) to the withholding agent. Instead, the Non-U.S. Holder generally will be subject to U.S. federal income tax in respect of such dividend on a net income basis in substantially the same manner as a U.S. holder (except as provided by an applicable tax treaty). Dividends that are effectively connected with the conduct of a trade or business in the United States by a corporate Non-U.S. Holder may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty).

Sale or Other Disposition of Common Stock

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale or other disposition of our common stock unless:

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of such sale or disposition or such Non-U.S. Holder's holding period with respect to our common stock and certain other conditions are met;

  •
  such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis in substantially the same manner as a U.S. holder (except as provided by an applicable tax treaty) and, if it is a corporation, may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty); or

  •
  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or disposition and certain other conditions are met.

        Generally, a corporation is a "United States real property holding corporation" if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We do not believe that we are, and we do not presently anticipate that we will become, a "United States real property holding corporation."

Information Reporting and Backup Withholding

        Generally, the amount of dividends on our common stock paid to a Non-U.S. Holder, and the amount of any tax withheld from such dividends, must be reported annually to the U.S. Internal Revenue Service (the "IRS") and to the Non-U.S. Holder. The IRS may make this information available to the tax authorities of the country in which the Non-U.S. Holder is a resident under the provisions of an applicable tax treaty or agreement.

        The U.S. federal information reporting and backup withholding rules that apply to payments to U.S. individuals generally will not apply to payments with respect to our common stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or otherwise establishes an exemption.

        Payment of the proceeds of the sale or other disposition of our common stock to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the holder certifies under penalties of perjury that it is not a U.S. person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of our common stock to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the holder certifies under penalties of perjury that it is not a U.S. person or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability provided the required information is furnished by the Non-U.S. Holder on a timely basis to the IRS.

U.S. Federal Estate Tax

        In the case of an individual Non-U.S. Holder who, for U.S. federal estate tax purposes, is not a citizen or resident of the United States at the time of his or her death, shares of our common stock owned or treated as owned at such time by such individual will be included in his or her gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

        Legislation enacted in 2001 provides for reductions in the U.S. federal estate tax through 2009 and the elimination of the tax entirely for the year 2010. Under the legislation, the estate tax would be fully reinstated, as in effect prior to the reductions, for 2011 and thereafter.

UNDERWRITING

        We intend to offer the shares of common stock through the underwriters named below. Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative of the underwriters named below. Subject to the terms and conditions described in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the number of shares listed opposite their names below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
Wachovia Capital Markets, LLC
Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC
Samuel A. Ramirez & Co., Inc.

Total	42,250,000

        The underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representative has advised us that the underwriters propose initially to offer the shares to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of $            per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $            per share to other dealers. After the offering, the public offering price, concession and discount may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to Principal	$	$	$

        The expenses of the offering, not including the underwriting discount, are estimated at $750,000 and are payable by us.

Overallotment Option

        We have granted an option to the underwriters to purchase up to 6,337,500 additional shares at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover overallotments. If the underwriters exercise this option, each will be obligated, subject to certain conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sale of Similar Securities

        We, our directors and our executive officers have agreed, with certain exceptions, not to sell or transfer any common stock for 90 days after the date of the underwriting agreement (the "lock-up period") without first obtaining the prior written consent of the representative. Specifically, we and these directors and officers have agreed, subject to such exceptions, not to directly or indirectly:

  •
  offer, pledge, sell or contract to sell any common stock or any securities convertible into or exchangeable or exercisable for our common stock (the "lock-up securities");

  •
  sell any option or contract to purchase any lock-up securities;

  •
  purchase any option or contract to sell any lock-up securities;

  •
  grant any option, right or warrant for the sale of any lock-up securities;

  •
  otherwise dispose of or transfer any lock-up securities;

  •
  file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any lock-up securities; or

  •
  enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any lock-up securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise.

Listing on the New York Stock Exchange

        Our shares of common stock are traded on the New York Stock Exchange under the symbol "PFG."

Price Stabilization, Short Positions and Penalty Bids

        Until the distribution of our shares is completed, SEC rules may limit the underwriters from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

        If the underwriters create a short position in the common stock in connection with the offering, i.e., if they sell more shares than are listed on the cover page of this prospectus supplement, the representative may reduce that short position by purchasing shares in the open market. Purchases of the common stock to stabilize its price or to reduce a short position may cause the price of the common stock to be higher than it might be in the absence of such purchases. The underwriters must close out any short position by purchasing stock in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        A prospectus in electronic format may be made available on the website maintained by the representative. Other than the electronic prospectus, the information on the website of the representative is not part of this prospectus supplement. The representative may agree to allocate a number of shares to itself for sale to its online brokerage account holders.

Other Relationships

        The underwriters and their affiliates have provided investment and commercial banking and financial advisory services from time to time to us in the ordinary course of business, for which they have received customary fees. Any of the underwriters or their respective affiliates may in the future engage in investment banking or other transactions of a financial nature with us or our affiliates, including the provision of advisory services and the making of loans to us or our affiliates, for which they would receive customary fees or other payments.

Notice to Prospective Investors in the EEA

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  by the underwriters to fewer than 100 natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (d)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

        For the purposes of this provision, and your representation below, the expression an "offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

  (a)
  it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

  (b)
  in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

Notice to Prospective Investors in Switzerland

        This document, as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus, do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This document, as well as any other material relating to the shares, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

        This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai

Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorised financial adviser.

Notice to Prospective Investors in Japan

        The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

VALIDITY OF THE COMMON STOCK

        The validity of the shares of common stock sold in this offering will be passed upon for us by Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, and for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036.

EXPERTS

        The consolidated financial statements of Principal Financial Group, Inc. appearing in Principal Financial Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008 (including schedules appearing therein), and the effectiveness of Principal Financial Group, Inc.'s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon (which contain an explanatory paragraph describing, in response to new accounting standards, changes in methods of accounting for its pension and other post-retirement benefits effective December 31, 2006 and January 1, 2008, and for the treatment of modifications or exchanges of insurance contracts and income tax contingencies effective January 1, 2007), included therein, and incorporated herein by reference. Such consolidated financial statements and Principal Financial Group, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our filings with the SEC, including the registration statement to which this prospectus supplement relates (including the exhibits and schedules thereto).

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC prior to the termination of the offering under this prospectus supplement will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than reports or portions thereof furnished under Item 2.02 or 7.01 on Form 8-K and not specifically incorporated by reference, prior to the termination or completion of the offering under this prospectus supplement:

          (a)   Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

          (b)   Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

          (c)   Our Current Reports on Form 8-K filed on January 15, 2009 and February 27, 2009;

          (d)   Description of our common stock and the rights associated with our common stock contained in our registration statement on Form 8-A, dated October 10, 2001; and

          (e)   Our Proxy Statement filed on April 8, 2009 for the 2009 Annual Meeting of Stockholders.

        You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC's Internet site or at the address listed above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated in this prospectus supplement by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to the office of the Corporate Secretary, Principal Financial Group, Inc., 711 High Street, Des Moines, Iowa 50392, Telephone: (515) 247-5111.

PROSPECTUS

Principal Financial Group, Inc.

Debt Securities
Junior Subordinated Debt Securities
Junior Subordinated Debentures
Preferred Stock
Common Stock
Depositary Shares
Warrants
Purchase Contracts
Purchase Units

Principal Capital I
Principal Capital II
Principal Capital III

Preferred Securities Guaranteed

as Described in this Prospectus
and the Accompanying Prospectus Supplement
by Principal Financial Group, Inc.

        By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination and the trusts may offer from time to time the trust preferred securities.

        We will provide specific terms of any securities and any associated subsidiary guarantee to be offered in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change, add to, update, supplement or clarify information contained in this prospectus.

        We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

        Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

        Our Common Stock is listed on the New York Stock Exchange under the symbol "PFG".

        We or the trusts may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2008

Page
ABOUT THIS PROSPECTUS	ii
FORWARD-LOOKING STATEMENTS	iii
PRINCIPAL FINANCIAL GROUP, INC.	1
THE PRINCIPAL CAPITAL TRUSTS	2
USE OF PROCEEDS	3
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF GUARANTEE OF PRINCIPAL FINANCIAL SERVICES, INC.	4
DESCRIPTION OF THE DEBT SECURITIES	5
DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES	17
DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES	30
DESCRIPTION OF CAPITAL STOCK OF PRINCIPAL FINANCIAL GROUP, INC.	40
DESCRIPTION OF DEPOSITARY SHARES	45
DESCRIPTION OF WARRANTS	47
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS	50
DESCRIPTION OF THE TRUST PREFERRED SECURITIES	50
DESCRIPTION OF GUARANTEE BY PRINCIPAL FINANCIAL GROUP, INC. OF THE TRUST PREFERRED SECURITIES	63
DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES	66
RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEES BY PRINCIPAL FINANCIAL GROUP, INC. OF THE TRUST PREFERRED SECURITIES	68
PLAN OF DISTRIBUTION	70
LEGAL OPINIONS	73
EXPERTS	73
WHERE YOU CAN FIND MORE INFORMATION	73
INCORPORATION BY REFERENCE	74

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and the trusts filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we and the trusts are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings, and the trusts may sell their trust preferred securities. In addition, we or the trusts or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we or the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, change, update, supplement or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. See "Incorporation by Reference." You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Principal Financial Group, Inc., or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Principal Financial Group, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the "trusts" are to Principal Capital I, Principal Capital II and Principal Capital III, collectively, and references to a "trust" are to Principal Capital I, Principal Capital II or Principal Capital III, individually. Unless otherwise indicated, or the context otherwise requires, references in this prospectus to "Principal," "we," "us" and "our" or similar terms are to Principal Financial Group, Inc. and its subsidiaries, references to the "Subsidiary Guarantor" are to Principal Financial Services, Inc., and references to "Principal Life" are to Principal Life Insurance Company.

 FORWARD-LOOKING STATEMENTS

        Certain of the statements contained in this prospectus or incorporated by reference are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those expected by us, depending on the outcome of various factors, including but not limited to, those set forth in our most recently filed Annual Report on Form 10-K (as updated from time to time). These factors include:

  •
  a decline or increased volatility in the securities markets could result in investors withdrawing from the markets or decreasing their rates of investment, either of which could reduce our net income, revenues and assets under management;

  •
  our investment portfolio is subject to several risks which may diminish the value of our invested assets and the investment returns credited to customers, which could reduce our sales, revenues, AUM and net income;

  •
  competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance may impair our ability to retain existing customers, attract new customers and maintain our profitability;

  •
  a downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition;

  •
  unforeseen increases in cash outflows may negatively impact our liquidity;

  •
  our efforts to reduce the impact of interest rate changes on our profitability and retained earnings may not be effective;

  •
  if we are unable to attract and retain sales representatives and develop new distribution sources, sales of our products and services may be reduced;

  •
  our international businesses face political, legal, operational and other risks that could reduce our profitability in those businesses;

  •
  we may face losses if our actual experience differs significantly from our pricing and reserving assumptions;

  •
  our ability to pay stockholder dividends and meet our obligations may be constrained by the limitations on dividends Iowa insurance laws impose on Principal Life;

  •
  the pattern of amortizing our DPAC and other actuarial balances on our investment contract, participating life insurance and universal life-type products may change, impacting both the level of the asset and the timing of our net income;

  •
  we may need to fund deficiencies in our closed block ("Closed Block") assets;

  •
  a pandemic, terrorist attack, or other catastrophic event could adversely affect our net income;

  •
  our reinsurers could default on their obligations or increase their rates, which could adversely impact our net income and profitability;

  •
  we face risks arising from acquisitions of businesses;

  •
  changes in laws, regulations or accounting standards may reduce our profitability;

  •
  a computer system failure or security breach could disrupt our business, damage our reputation and adversely impact our earnings;

  •
  results of litigation and regulatory investigations may affect our financial strength or reduce our profitability;

  •
  fluctuations in foreign currency exchange rates could reduce our profitability;

  •
  applicable laws and our stockholder rights plan, certificate of incorporation and by-laws may discourage takeovers and business combinations that our stockholders might consider in their best interests;

  •
  our financial results may be adversely impacted by global climate changes; and

  •
  the risk factors or uncertainties listed from time to time in any prospectus supplement or any document incorporated into this prospectus by reference.

 PRINCIPAL FINANCIAL GROUP, INC.

        The Principal Financial Group is a leading provider of retirement savings, investment and insurance products and services with $311.1 billion in assets under management and approximately nineteen million customers worldwide as of December 31, 2007.

        Our U.S. and international operations concentrate primarily on asset accumulation and asset management. In addition, we offer a broad range of individual and group life insurance, group health insurance, individual and group disability insurance, and group dental and vision insurance.

        We primarily focus on small and medium-sized businesses, which we define as companies with less than 1,000 employees, providing a broad array of retirement and employee benefit solutions to meet the needs of the business, the business owner and their employees. With over 32,000 plans, we are the leading provider of corporate defined contribution plans in the U.S., according to Spectrem Group. We are also the leading employee stock ownership plan consultant. In addition, we are a leading provider of nonqualified plans, defined benefit plans and plan termination annuities. We are also one of the largest providers of non-medical insurance product solutions.

        We believe small and medium-sized businesses are an underserved market, offering attractive growth opportunities in the U.S. in retirement services and other employee benefits. We also believe there is a significant opportunity to leverage our U.S. retirement expertise into select international markets that have adopted or are moving toward private sector defined contribution pension systems. This opportunity is particularly compelling as aging populations around the world are driving increased demand for retirement accumulation, retirement asset management and retirement income management solutions.

        We organize our business into the following operating segments: (1) U.S. Asset Accumulation, which provides a comprehensive portfolio of asset accumulation products and services for retirement savings and investment to businesses and individuals in the U.S., with a concentration on small and medium-sized businesses; (2) Global Asset Management, which provides a diverse range of asset management services covering a broad range of asset classes, investment styles and portfolio structures to our other segments and third-party institutional clients.; (3) International Asset Management and Accumulation, which provides retirement products and services, annuities, mutual funds, institutional asset management and life insurance accumulation products through subsidiaries and joint ventures in various countries; and (4) Life and Health Insurance, which provides individual life insurance, group health insurance and specialty benefits, which includes group dental, group vision, group life, group long-term disability, group short-term disability and individual disability insurance throughout the U.S. We also have a Corporate and Other segment, which manages the assets representing capital that have not been allocated to any other segment.

        We were organized as an individual life insurer in 1879 and formed a mutual insurance holding company in 1998. Principal Financial Group, Inc. was organized on April 18, 2001, as a Delaware business corporation. Under the terms of Principal Mutual Holding Company's Plan of Conversion, Principal Mutual Holding Company converted from a mutual insurance holding company to a stock company subsidiary of Principal Financial Group, Inc., and merged into Principal Financial Services, Inc. on October 26, 2001, when we completed our initial public offering.

        The principal executive office for both Principal Financial Group, Inc. and Principal Financial Services, Inc. is located at 711 High Street, Des Moines, Iowa 50392, and the telephone number is (515) 247-5111.

 THE PRINCIPAL CAPITAL TRUSTS

        We created each trust as a Delaware statutory trust pursuant to a trust agreement. We will enter into an amended and restated trust agreement for each trust, which will state the terms and conditions for the trust to issue and sell its preferred securities and common securities. We will amend and restate each trust agreement in its entirety substantially in the form filed as an exhibit to the registration statement that includes this prospectus. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the "Trust Indenture Act."

        Each trust exists for the exclusive purposes of:

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  issuing and selling to the public preferred securities, representing undivided beneficial interests in the assets of the trust,

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  issuing and selling to us common securities, representing undivided beneficial interests in the assets of the trust,

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  using the proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of junior subordinated deferrable interest debentures, which we refer to in this prospectus as the "corresponding junior subordinated debt securities,"

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  distributing the cash payments it receives from the corresponding junior subordinated debt securities it owns to you and the other holders of preferred securities and us, as the holder of common securities, and

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  engaging in the other activities that are necessary, convenient or incidental to these purposes.

        Accordingly, the corresponding junior subordinated debt securities will be the sole assets of each trust, and payments under the corresponding junior subordinated debt securities and the related expense agreement will be the sole revenue of each trust.

        We will own all of the common securities of each trust. The common securities of a trust will rank equally with, and payments will be made pro rata with, the preferred securities of the trust, except that if an event of default under a trust agreement then exists, our rights as holder of the common securities to payment of distributions and payments upon liquidation or redemption will be subordinated to your rights as a holder of the preferred securities of the trust. See "Description of Preferred Securities—Subordination of Common Securities."

        Unless we state otherwise in a prospectus supplement, each trust has a term of approximately 45 years from its date of formation. A trust may also terminate earlier. The trustees of each trust will conduct its business and affairs. As holder of the common securities we will initially appoint the trustees. Initially, the trustees will be:

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  Wilmington Trust Company, which will act as property trustee and as Delaware trustee, and

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  Two of our employees or officers or those of our affiliates, who will act as administrative trustees.

        Wilmington Trust Company, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the guarantee and the junior subordinated debt security indenture pursuant to which we will issue the junior subordinated debt securities. See "Description of Junior Subordinated Debt Securities" and "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities."

        The holder of the common securities of a trust, or the holders of a majority in liquidation preference of the preferred securities if an event of default under the trust agreement for the trust has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee of the trust. You will not have the right to vote to appoint, remove or replace the administrative trustees. Only we, as the holder of the common securities, will have these voting rights. The duties and obligations of the trustees are governed by the applicable trust agreement. We will pay all fees and expenses related to the trusts and the offering of the preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trusts, except for payments made on the preferred securities or the common securities, subject to the guarantee.

        The principal executive office of each trust is 711 High Street, Des Moines, Iowa 50392, Attention: Corporate Secretary and its telephone number is (515) 247-5111.

        In the future, we may form additional Delaware statutory trusts or other entities similar to the trusts, and those other trusts or entities could issue securities similar to the trust securities described in this prospectus. In that event, we may issue debt securities to those other trusts or entities and guarantees under a guarantee agreement with respect to the securities they may issue. The debt securities and guarantees we may issue in those cases would be similar to those described in this prospectus, with such modifications as may be described in the applicable prospectus supplement.

USE OF PROCEEDS

        Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus, including the corresponding junior subordinated debt securities issued to the trusts in connection with their investment of all the proceeds from the sale of preferred securities, for general corporate purposes, including working capital, capital expenditures, investments in subsidiaries, acquisitions and refinancing of debt, including commercial paper and other short-term indebtedness. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth, for each of the periods indicated, our ratio of earnings to fixed charges.

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges before interest credited on investment products	6.3	8.9	6.9	10.5	11.4	9.8	7.7
Ratio of earnings to fixed charges	1.7	2.1	1.8	2.2	2.1	2.0	1.9

        We calculate the ratio of "earnings to fixed charges before interest credited on investment products" by dividing the sum of income from continuing operations before income taxes (BT), interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF) less undistributed income from equity investees (E) by the sum of interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF), preferred stock dividends by the registrant (PD) and dividends on majority-owned subsidiary redeemable preferred securities (non-intercompany) (D). The formula for this ratio is: (BT+I+IF-E) / (I+IF+PD+D).

        We calculate the ratio of "earnings to fixed charges" by dividing the sum of income from continuing operations before income taxes (BT), interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF) less undistributed income from equity investees (E) and the addition of interest credited on investment products (IC) by interest expense, which includes interest expense incurred on uncertain tax positions (I), interest factor of rental expense (IF), preferred stock dividends by the registrant (PD), dividends on majority-owned subsidiary redeemable preferred securities (non intercompany) (D) and interest credited on investment products (IC). The formula for this calculation is: (BT+I+IF-E+IC) / (I+IF+PD+D+IC). "Interest credited on investment products" includes interest paid on guaranteed investment contracts, funding agreements and other investment-only pension products. Similar to debt, these products have a total fixed return and a fixed maturity date.

DESCRIPTION OF GUARANTEE OF PRINCIPAL FINANCIAL SERVICES, INC.

        Principal Financial Services, Inc. may guarantee, fully and unconditionally or otherwise, our obligations with respect to any non-convertible securities, other than common stock, as described in the applicable prospectus supplement.

        If Principal Financial Services, Inc. guarantees these obligations under any such securities, we will tell you in the applicable prospectus supplement and describe the terms of such subsidiary guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such subsidiary guarantee will be an unsecured obligation of Principal Financial Services, Inc. and will be enforceable against Principal Financial Services, Inc. without any need to first enforce against Principal Financial Group, Inc.

 DESCRIPTION OF THE DEBT SECURITIES

        We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the "debt securities." The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

        We will issue the senior debt securities in one or more series under an indenture, which we refer to as the "senior indenture," to be entered into between us, Principal Financial Services, Inc. which we refer to in this prospectus as the Subsidiary Guarantor, as guarantor, and The Bank of New York Trust Company, N.A., as trustee. We will issue subordinated debt securities in one or more series under an indenture, which we refer to as the "subordinated indenture," between us, the Subsidiary Guarantor, as guarantor, and The Bank of New York Trust Company, N.A., as trustee.

        We may from time to time without notice to, or the consent of, the holders of the debt securities, create and issue additional debt securities under the indentures, equal in rank to existing debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new debt securities, or except for the first payment of interest following the issue date of the new debt securities) so that the new debt securities may be consolidated and form a single series with existing debt securities and have the same terms as to status, redemption and otherwise as existing debt securities.

        The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

The Debt Securities Are Unsecured Obligations

        Our debt securities will be unsecured obligations and our senior debt securities will be unsecured and will rank equally with all of our other senior unsecured and unsubordinated obligations.

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life Insurance Company ("Principal Life") and other subsidiaries. As a consequence, our ability to satisfy our obligations under the debt securities and the Subsidiary Guarantor's ability to satisfy its obligations under the subsidiary guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the debt securities, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including those of the Subsidiary

Guarantor, and the subsidiary guarantee will be effectively subordinated to all existing and future liabilities of the Subsidiary Guarantor's subsidiaries, including obligations to policyholders.

        Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See "—Subordination under the Subordinated Indenture" and the prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

        We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

        You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

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  title of the debt securities,

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  any limit upon the aggregate principal amount of the series,

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  maturity date(s) or the method of determining the maturity date(s),

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  interest rate(s) or the method of determining the interest rate(s),

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  dates on which interest will be payable and circumstances, if any, in which interest may be deferred,

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  dates from which interest will accrue and the method of determining those dates,

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  place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration or transfer or exchange,

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  place or places where notices and demands relating to the debt securities and the indentures may be made,

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  redemption or early payment provisions,

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  sinking fund or similar provisions,

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  authorized denominations if other than denominations of $1,000,

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  currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

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  any additions, modifications or deletions, in the events of default or covenants of Principal Financial Group, Inc. specified in the indenture relating to the debt securities,

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  if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

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  any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

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  any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts,

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  whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities,

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  whether the debt securities will be issued in whole or in part in the form of one or more global securities,

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  identity of the depositary for global securities,

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  appointment of any paying agent(s),

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  the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of Principal Financial Group, Inc. or any other person and any changes to the indenture to permit or facilitate such conversion or exchange,

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  in the case of the subordinated indenture, any provisions regarding subordination,

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  provided the debt securities are non-convertible, whether the Subsidiary Guarantor will guarantee our obligations under the debt securities and, if so, the material terms of such subsidiary guarantee, and

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  any other special terms of such debt securities or related guarantee.

        Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See "Description of Warrants" and "Description of Purchase Contracts."

Special Payment Terms of the Debt Securities

        We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

        The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

        If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

Denominations, Registration and Transfer

        We expect to issue most debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount and bearing the same interest rate.

        You may present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the indentures. We will appoint the trustees as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Debt Securities

        We may issue all or any part of a series of debt securities in the form of one or more global securities. We will appoint the depositary holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global security may not be transferred except:

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  by the depositary to its nominee,

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  by a nominee of the depositary to the depositary or another nominee, or

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  by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Security

        If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

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  will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

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  will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

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  will not be considered the owner or holder of the debt securities under the indenture.

  Payments of Principal, Premium and Interest

        We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Debt Securities

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

        Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and integral multiples of $1,000.

Payment and Paying Agents

        Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate.

        Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

        Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

        Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

        Unless we state otherwise in an applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

  Redemption Price

        Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

  Notice of Redemption

        Unless we state otherwise in an applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger and Sale of Assets

        We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless:

  •
  we will be the surviving company in any merger or consolidation,

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  if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the debt securities,

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  immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

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  other conditions described in the relevant indenture are met.

        This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant would not apply to any recapitalization transaction, a change of control of Principal Financial Group, Inc. or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Limitations upon Liens

        The indentures provide that neither we nor any of our restricted subsidiaries, are permitted, directly or indirectly, to, create, issue, assume, incur, guarantee or become liable with respect to any indebtedness for money borrowed which is secured by a lien on any of the present or future common stock of a restricted subsidiary, unless the debt securities, and if we so elect, any of our other indebtedness ranking at least pari passu with the debt securities, shall be secured equally and ratably with, or prior to, such other secured indebtedness for money borrowed so long as it is outstanding.

        When we use the term "restricted subsidiary," we mean any subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the life, annuity, property and casualty insurance businesses. However, no subsidiary is a restricted subsidiary:

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  if the total assets of that subsidiary are less than 10% of our total assets and the total assets of our consolidated subsidiaries, including that subsidiary, in each case as set forth on the most recent fiscal year-end balance sheets of the subsidiary and us and our consolidated subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or

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  if in the judgment of our board of directors, as evidenced by a board resolution, the subsidiary is not material to the financial condition of us and our subsidiaries taken as a whole.

Modification and Waiver

  Modification

        We, the trustee and, if applicable, the Subsidiary Guarantor may modify and amend each indenture with the consent of the holders of a majority in aggregate principal amount of the series of debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

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  change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security,

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  reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding debt security,

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  change the place of payment, or the coin or currency in which any outstanding debt security or the interest on any outstanding debt security is payable,

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  impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date,

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  reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults or to reduce the quorum or voting requirements set forth in the applicable indenture,

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  modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected,

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  modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities, or

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  modify the provisions with respect to any outstanding guarantee of any debt securities in a manner materially adverse to the holders of such outstanding debt securities.

  Waiver

        The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or relating to a covenant or provision which under the indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

Events of Default

        Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

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  default for 30 days in the payment of any interest when due,

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  default in the payment of principal, or premium, if any, when due,

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  default in the performance, or breach, of any covenant or warranty in the indenture for 90 days after written notice,

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  certain events of bankruptcy, insolvency or reorganization,

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  any other event of default described in the applicable board resolution, guarantee or supplemental indenture under which the series of debt securities is issued.

        We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

  Effect of an Event of Default

        If an event of default exists (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration.

        If an event of default in the case of certain events of bankruptcy exists, the principal amount of all debt securities outstanding under the indentures shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

        Subject to the provisions of the indentures relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indentures (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person's) request, order or direction, unless you have (or such other person has) offered to the trustee security or indemnity satisfactory to the trustee. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

  Legal Proceedings and Enforcement of Right to Payment

        You will not have any right to institute any proceeding in connection with the indentures or for any remedy under the indentures, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered security or indemnity satisfactory to the trustee, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

        Each indenture provides that when, among other things, all debt securities of a series not previously delivered to the trustee for cancellation:

  •
  have become due and payable,

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  will become due and payable at their stated maturity within one year, or

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  are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and we deposit or cause to be deposited with the trustee, money or United States government obligations or a combination thereof, as trust funds, in an amount (such amount to be certified in the case of United States government obligations) to be sufficient to pay and discharge the entire indebtedness on the debt securities of such series not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect with respect to debt securities of such series, and we will be deemed to have satisfied and discharged the indenture with respect to debt securities of such series. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture.

Defeasance and Covenant Defeasance

        Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under "Limitation upon Liens" and "Consolidation, Merger and Sale of Assets" and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called "defeasance" and under the second procedure is called "covenant defeasance."

        Defeasance or covenant defeasance may be effected only if:

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  we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series,

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  we deliver to the trustee an opinion of counsel to the effect that:

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  the holders of the debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

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  the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the debt securities of that series, in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the applicable indenture, that result would not occur under current tax law,

  •
  no event of default under the indenture has occurred and is continuing,

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  such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

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  such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder,

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  we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

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  other conditions specified in the indentures are met.

        The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior indebtedness, as defined below under "Subordination under the Subordinated Indenture," and that default is continuing or another event of default on the senior indebtedness then exists and has resulted in the senior indebtedness becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

        We may issue debt securities that we may convert or exchange into common stock or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or assets you would receive would be issued or delivered.

Subordination Under the Subordinated Indenture

        In the subordinated indenture, we have agreed, and holders of subordinated indebtedness will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior indebtedness to the extent provided in the subordinated indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

        If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

        We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities or for the acquisition of subordinated debt securities (other than any sinking fund payment) if:

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  a default in any payment on senior indebtedness then exists,

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  an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists, or

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  any judicial proceeding is pending in connection with default.

        When we use the term "indebtedness" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

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  every obligation of, or any obligation guaranteed by, that person for money borrowed,

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  every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created,

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  every capital lease obligation of that person,

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  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

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  any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

        The term "indebtedness" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior indebtedness" we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other indebtedness which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Principal Financial Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

        The subordinated indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.

        The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Concerning the Trustees

        The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

        Each of the trustees may act as depositary for funds of, makes loans to, and performs other services for, us and our subsidiaries in the normal course of business.

 DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

        We will issue the junior subordinated debt securities in one or more series under a junior subordinated indenture to be entered into between us, the Subsidiary Guarantor, as guarantor, and Wilmington Trust Company, as trustee. We refer to this junior subordinated indenture in this prospectus as the junior subordinated debt security indenture. We may also issue junior subordinated debt under our junior subordinated debenture indenture. Unless otherwise specified in a prospectus supplement, each series of junior subordinated debt issued under our junior subordinated debt security indenture or our junior subordinated debenture indenture will rank equally with all other such series and will be unsecured, junior and subordinated, as described in the applicable indenture, to all of our senior indebtedness, as defined in such applicable indenture, including all debt issued under our senior indenture or subordinated indenture. See "Junior Subordinated Debentures" for a description of our junior subordinated debenture indenture and junior subordinated debentures.

        We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debt securities, issue additional junior subordinated debt securities having the same terms and conditions as junior subordinated debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debt securities and the junior subordinated debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debt securities shall include, unless the context otherwise requires, any further junior subordinated debt securities issued as described in this paragraph.

        The following description of the terms of the junior subordinated debt securities and any associated subsidiary guarantee is a summary. It summarizes only those terms of the junior subordinated debt securities and any associated subsidiary guarantee which we believe will be most important to your decision to invest in our junior subordinated debt securities. You should keep in mind, however, that it is the junior subordinated debt security indenture, and not this summary, which defines your rights as a holder of our junior subordinated debt securities. There may be other provisions in the junior subordinated debt security indenture which are also important to you. You should read the junior subordinated debt security indenture for a full description of the terms of the junior subordinated debt securities. The junior subordinated debt security indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated debt security indenture.

Ranking of the Junior Subordinated Debt Securities

        Each series of junior subordinated debt securities will rank equally with all of our equally ranking debt securities including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debt securities and with all series of our junior subordinated debentures, and will be unsecured and subordinate and junior, as described in the junior subordinated debt security indenture, to all of our senior indebtedness as defined in the junior subordinated debt security indenture, which includes all debt issued under our senior indenture or subordinated indenture. See "—Subordination."

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, our ability to satisfy our obligations under the junior subordinated debt securities and the Subsidiary Guarantor's ability to satisfy its obligations under the subsidiary guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the junior subordinated debt securities, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Subsidiary Guarantor, and the subsidiary guarantee will be effectively subordinated to all existing and future liabilities of the Subsidiary Guarantor's subsidiaries, including obligations to policyholders.

        Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debt security indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated debt security indenture or any other indenture that we may have entered into or enter into in the future. See "—Subordination" and the prospectus supplement relating to any offering of securities.

Terms of the Junior Subordinated Debt Securities

        We may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated debt security indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

        You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debt securities. These may include:

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  the title and any limit upon the aggregate principal amount,

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  the date(s) on which the principal is payable or the method of determining those date(s),

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  the interest rate(s) or the method of determining these interest rate(s),

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  the date(s) on which interest will be payable or the method of determining these date(s),

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  the circumstances in which interest may be deferred, if any,

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  the regular record date or the method of determining this date,

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  the place or places where we may pay principal, premium, if any, and interest,

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  conversion or exchange provisions, if any,

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  the redemption or early payment provisions,

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  the authorized denominations,

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  the currency, currencies or currency units in which we may pay the purchase price for, the principal of, premium, if any, and interest on the junior subordinated debt securities,

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  additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated debt security indenture,

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  any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

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  whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debt securities,

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  whether we will issue the junior subordinated debt securities, in whole or in part, in the form of one or more global securities,

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  the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debt securities into preferred securities or other securities,

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  provided the junior subordinated debt securities are non-convertible, whether the Subsidiary Guarantor will guarantee, on an unsecured junior subordinated basis, our obligations under the junior subordinated debt securities and, if so, the material terms of such subsidiary guarantee, and

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  any other special terms of such junior subordinated debt securities or related subsidiary guarantee.

Special Payment Terms of the Junior Subordinated Debt Securities

        We may issue junior subordinated debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any junior subordinated debt securities in the applicable prospectus supplement.

        The purchase price of any of the junior subordinated debt securities may be payable in one or more foreign currencies or currency units. The junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debt securities and the foreign currency units in the applicable prospectus supplement.

        If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debt securities, we will also describe special United States federal income tax, accounting and other considerations relating to the junior subordinated debt securities in the applicable prospectus supplement.

Denominations, Registration and Transfer

        Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debt securities only in registered form without coupons in denominations of $25 and any integral multiple of $25. Junior subordinated debt securities of any series will be exchangeable for other junior subordinated debt securities of the same issue and series, of any authorized denomination of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

        You may present junior subordinated debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes and other governmental charges as described in the junior subordinated debt security indenture. We will appoint the debenture trustee as securities registrar under the junior subordinated debt security indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

        If we redeem any junior subordinated debt securities, neither we nor the debenture trustee will be required to:

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  issue, register the transfer of, or exchange junior subordinated debt securities during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debt securities and ending at the close of business on the day of mailing of the relevant notice of redemption, or

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  transfer or exchange any junior subordinated debt securities selected for redemption, except for any portion not redeemed of any junior subordinated debt security that is being redeemed in part.

Global Junior Subordinated Debt Securities

        We may issue a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will identify the depositary holding the global junior subordinated debt securities in the applicable prospectus supplement. We will issue global junior subordinated debt securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for an individual junior subordinated debt security, a global junior subordinated debt security may not be transferred except:

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  by the depositary to its nominee,

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  by a nominee of the depositary to the depositary or another nominee, or

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  by the depositary or any nominee to a successor depositary, or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Junior Subordinated Debt Security

        If we issue a global junior subordinated debt security, the depositary for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debt securities, or by us if the junior subordinated debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.

        So long as the depositary or its nominee is the registered owner of the global junior subordinated debt security, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated debt security indenture. Except as provided below, you:

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  will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name,

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  will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form, and

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  will not be considered the owner or holder of the junior subordinated debt security under the junior subordinated debt security indenture.

  Payments of Principal, Premium and Interest

        We will make principal, premium and interest payments on global junior subordinated debt securities to the depositary that is the registered holder of the global junior subordinated debt security or its nominee. The depositary for the junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Junior Subordinated Debt Securities

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the junior subordinated debt securities, determine not to have any junior subordinated debt securities represented by one or more global junior subordinated debt securities. If that occurs, we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security.

        Further, we may specify that you may, on terms acceptable to us, the debenture trustee and the depositary for the global junior subordinated debt security, receive individual junior subordinated debt securities in exchange for your beneficial interest in a global junior subordinated debt security, subject to any limitations described in the prospectus supplement relating to the junior subordinated debt securities. In that instance, you will be entitled to physical delivery of individual junior subordinated debt securities equal in principal amount to that beneficial interest and to have the junior subordinated debt securities registered in your name. Unless we otherwise specify, those individual junior subordinated debt securities will be issued in denominations of $25 and integral multiples of $25.

Payment and Paying Agents

        Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debt securities at the office of the debenture trustee or at the office of any paying agent that we may designate.

        Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debt securities to the registered owner of the junior subordinated debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debt securities.

        Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

        Unless we state otherwise in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

        We may, at our option, redeem any series of junior subordinated debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem junior subordinated debt securities in denominations larger than $25 but only in integral multiples of $25.

  Redemption Price

        Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any junior subordinated debt security shall be equal to the sum of (i) any accrued and unpaid interest as of the redemption date, and (ii) the greater of:

  •
  the principal amount, and

  •
  an amount equal to:

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  for junior subordinated debt securities bearing interest at a fixed rate, the discounted remaining fixed amount payments, calculated as described below, or

  •
  for junior subordinated debt securities bearing interest determined by reference to a floating rate, the discounted swap equivalent payments, calculated as described below.

        The discounted remaining fixed amount payments will equal the sum of the current values of the amounts of interest and principal that would have been payable by us on each interest payment date after the redemption date and at stated maturity of the final payment of principal. This calculation will take into account any required sinking fund payments, but will otherwise assume that we have not redeemed the junior subordinated debt security prior to the stated maturity.

        The current value of any amount is the present value of that amount on the redemption date after discounting that amount on a monthly, quarterly or semiannual basis, whichever corresponds to the interest payment date periods of the related series of junior subordinated debt securities, from the originally scheduled date for payment. We will use the treasury rate to calculate this present value.

        The treasury rate is a per annum rate, expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity, adjusted to reflect monthly or quarterly compounding in the case of junior subordinated debt securities having monthly or quarterly interest payment dates for United States Treasury securities maturing at the stated maturity of the final payment of principal of the junior subordinated debt securities redeemed. We will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on that stated maturity if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature at the stated maturity, we will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, the stated maturity and (2) the other maturing as close as possible to, but later than, the stated maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

        The discounted swap equivalent payments will equal the sum of:

  •
  the current value of the amount of principal that would have been payable by us pursuant to the terms of the junior subordinated debt security at the stated maturity of the final payment of the principal of the junior subordinated debt securities. This calculation will take into account any required sinking fund payments but will otherwise assume that we had not redeemed the junior subordinated debt security prior to the stated maturity, and

  •
  the sum of the current values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ours against floating rate payments to be made by these leading dealers equal to the interest payments on the junior subordinated debt securities being redeemed, taking into account any required sinking fund payment, but otherwise assuming we had not redeemed the junior subordinated debt security prior to the stated maturity, under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of the junior subordinated debt securities, a termination date set at the stated maturity of the junior subordinated debt securities and payment dates for both fixed and floating rate payers set at each interest payment date of the junior subordinated debt securities. The amount of the fixed rate payments will be based on quotations received by the trustee, or an agent appointed for that purpose, from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three leading interest rate swap dealers.

  Special Event Redemption

        Unless we state otherwise in the applicable prospectus supplement, if a special event relating to a series of junior subordinated debt securities then exists, we may, at our option, redeem the series of junior subordinated debt securities in whole, but not in part, on any date within 90 days of the special event occurring. The redemption price will equal the principal amount of the junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

        A "special event" means a "tax event" or an "investment company event." A "tax event" occurs when a trust receives an opinion of counsel experienced in these matters to the effect that, as a result of any amendment to, or change, including any announced prospective change in, the laws or regulations of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the date of issuance of the preferred securities of a trust, there is more than an insubstantial risk that:

  •
  the trust is, or will be within 90 days of that date, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

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  interest payable by us on the series of junior subordinated debt securities is not, or within 90 days of that date, will not be, deductible, in whole or in part, for United States federal income tax purposes; or

  •
  the trust is, or will be within 90 days of that date, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        An "investment company event" occurs when, in respect of a trust, there is a change in law or regulation, or a change in interpretation or application of law or regulation, by any legislative body, court, governmental agency or regulatory authority such that such trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of issuance of the preferred securities of a trust.

  Notice of Redemption

        Unless we state otherwise in the applicable prospectus supplement, we will mail notice of any redemption of your junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Option to Defer Payment of Interest

        If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debt securities to defer payment of interest otherwise due and payable on the junior subordinated debt securities for a period, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not defer payment of interest beyond the maturity of the junior subordinated debt securities. We will describe the United States federal income tax consequences and special considerations relating to any junior subordinated debt securities in the applicable prospectus supplement.

        If we exercise this right, during the deferral period we and our subsidiaries may not, except as otherwise stated in the applicable prospectus supplement:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

  •
  make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities or guarantees that rank equally with or junior in interest to the junior subordinated debt securities, other than:

  •
  dividends or distributions on our common stock,

  •
  redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

  •
  payments under any guarantee.

Modification of Indenture

        We, the debenture trustee and, if applicable, the Subsidiary Guarantor may, without the consent of the holders of junior subordinated debt securities, amend, waive or supplement the junior subordinated debt security indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may materially adversely affect the interests of holders of any series of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, the holders of the corresponding series of preferred securities so long as they remain outstanding. We may also amend the junior subordinated debt security indenture to maintain the qualification of the junior subordinated debt security indenture under the Trust Indenture Act.

        We, the debenture trustee and, if applicable, the Subsidiary Guarantor may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debt securities affected, modify the junior subordinated debt security indenture in a manner affecting the rights of the holders of junior subordinated debt securities. However, no modification may, without the consent of the holder of each outstanding junior subordinated debt security affected:

  •
  change the stated maturity of the junior subordinated debt securities,

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  reduce the principal amount of the junior subordinated debt securities,

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  reduce the rate or, except as permitted by the junior subordinated debt security indenture and the terms of the series of junior subordinated debt securities, extend the time of payment of interest on the junior subordinated debt securities, or

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  reduce the percentage of principal amount of the junior subordinated debt securities, the holders of which are required to consent to the modification of the junior subordinated debt security indenture.

        In the case of corresponding junior subordinated debt securities, so long as any of the corresponding series of preferred securities remain outstanding:

  •
  no such modification may be made that adversely affects the holders of the preferred securities,

  •
  no termination of the junior subordinated debt security indenture may occur, and

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  no waiver of any debenture event of default or compliance with any covenant under the junior subordinated debt security indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the preferred securities unless the principal of the corresponding junior subordinated debt securities and all accrued and unpaid interest on the corresponding junior subordinated debt securities have been paid in full and other conditions are satisfied.

        In addition, we, the debenture trustee and, if applicable, the Subsidiary Guarantor may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Debenture Events of Default

        Under the terms of the junior subordinated debt security indenture, each of the following constitutes a debenture event of default for a series of junior subordinated debt securities:

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  failure for 30 days to pay any interest on the series of junior subordinated debt securities when due, subject to the deferral of any due date in the case of an extension period,

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  failure to pay any principal or premium, if any, on the series of junior subordinated debt securities when due, including at maturity, upon redemption or by declaration,

  •
  failure to observe or perform in any material respect specified other covenants contained in the junior subordinated debt security indenture for 90 days after written notice from the debenture trustee or the holders of at least 25% in principal amount of the relevant series of outstanding junior subordinated debt securities,

  •
  certain events of our bankruptcy, insolvency or receivership, or

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  any other event of default described in the applicable board resolution, guarantee or supplemental indenture under which the series of debt securities is issued.

  Effect of Event of Default

        The holders of a majority in outstanding principal amount of the series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debt securities may declare the principal due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debt securities, if the debenture trustee or the holders of the corresponding junior subordinated debt securities fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of preferred securities will have that right.

  Waiver of Event of Default

        The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debt securities may rescind and annul the declaration and its consequences if:

  •
  the event of default is other than our non-payment of the principal of the junior subordinated debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

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  we have paid or deposited with the debenture trustee a sum sufficient to pay:

  •
  all overdue installments of interest (including interest on overdue installments of interest) and principal (and premium, if any) due other than by acceleration, and

  •
  certain amounts owing to the debenture trustee, its agents and counsel.

        The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities affected by the default may, on behalf of the holders of all the junior subordinated debt securities, waive any past default and its consequences, except:

  •
  a default in the payment of principal (or premium, if any) or interest, and

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  a default relating to a covenant or provision which under the junior subordinated debt security indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security.

        We are required under the junior subordinated debt security indenture to file annually with the junior subordinated debt security indenture trustee a certificate of compliance.

  Direct Actions by Holders of Trust Preferred Securities

        If a debenture event of default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debt securities on the date the interest or principal is payable, you, as a holder of preferred securities, may institute a legal proceeding directly against us or any guarantor, which we refer to in this prospectus as a "direct action," for enforcement of payment to you of the principal of or interest on the corresponding junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of your related preferred securities.

        We may not amend the junior subordinated debt security indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the preferred securities. If the right to bring a direct action is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. We have the right under the junior subordinated debt security indenture to set-off any payment made to you as a holder of preferred securities by us in connection with a direct action. You will not be able to exercise directly any other remedy available to holders of the corresponding junior subordinated debt securities.

        You will not be able to exercise directly any remedies other than those described in the preceding paragraph available to holders of the junior subordinated debt securities unless there has been an event of default under the trust agreement.

Consolidation, Merger, Sale of Assets and Other Transactions

        We will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

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  if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debt securities,

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  immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default,

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  in the case of corresponding junior subordinated debt securities, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement or guarantee, and

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  other conditions described in the junior subordinated debt security indenture are met.

        The general provisions of the junior subordinated debt security indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

Satisfaction and Discharge

        The junior subordinated debt security indenture provides that when, among other things, all junior subordinated debt securities of a series not previously delivered to the debenture trustee for cancellation:

  •
  have become due and payable, or

  •
  will become due and payable at their stated maturity within one year,

and we deposit or cause to be deposited with the debenture trustee, in trust, an amount in the currency or currencies in which the junior subordinated debt securities are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities of such series not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity, as the case may be, then the junior subordinated debt security indenture will cease to be of further effect with respect to junior subordinated debt securities of such series and we will be deemed to have satisfied and discharged the indenture with respect to junior subordinated debt securities of such series. However, we will continue to be obligated to pay all other sums due under the junior subordinated debt security indenture and to provide the officers' certificates and opinions of counsel described in the junior subordinated debt security indenture.

Conversion or Exchange

        We may issue junior subordinated debt securities that we may convert or exchange into preferred securities or other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the preferred securities or other securities, property or assets you would receive would be issued or delivered.

Subordination

        In the junior subordinated debt security indenture, we have agreed, and holders of junior subordinated debt securities will be deemed to have agreed, that any junior subordinated debt security is subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debt security indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of junior subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

        If the maturity of any junior subordinated debt security is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

        We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debt securities or for the acquisition of junior subordinated debt securities (other than any sinking fund payment) if:

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  a default in any payment on senior indebtedness then exists,

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  an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists, or

  •
  any judicial proceeding is pending in connection with default.

        When we use the term "indebtedness" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

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  every obligation of, or any obligation guaranteed by, that person for money borrowed,

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  every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created,

  •
  every capital lease obligation of that person,

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  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

  •
  any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

        The term "indebtedness" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior indebtedness" we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the junior subordinated debt security indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other indebtedness which ranks equally with, or junior to, the junior subordinated debt securities. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Principal Financial Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

        The junior subordinated debt security indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.

        The junior subordinated debt security indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debt securities.

Governing Law

        The junior subordinated debt security indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

        The debenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the debenture trustee is not required to exercise any of its powers under the junior subordinated debt security indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The debenture trustee is not required to expend or risk its own funds or incur personal financial liability in performing its duties if the debenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

        We will issue the junior subordinated debentures in one or more series under a junior subordinated indenture to be entered into among us, the Subsidiary Guarantor, as guarantor, and The Bank of New York Trust Company, N.A., as trustee. We refer to this junior subordinated indenture in this prospectus as the junior subordinated debenture indenture. We may also issue junior subordinated debt under our junior subordinated debt security indenture. Unless otherwise specified in a prospectus supplement, each series of junior subordinated debt issued under our junior subordinated debt security indenture or our junior subordinated debenture indenture will rank equally with all other such series and will be unsecured, junior and subordinated, as described in the applicable indenture, to all of our senior indebtedness, as defined in such applicable indenture, including all debt issued under our senior indenture or subordinated indenture. See "Junior Subordinated Debt Securities" for a description of our junior subordinated debt security indenture and junior subordinated debt securities.

        We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debentures, issue additional junior subordinated debentures having the same terms and conditions as junior subordinated debentures previously issued under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debentures and the junior subordinated debentures previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debentures shall include, unless the context otherwise requires, any further junior subordinated debentures issued as described in this paragraph.

        The following description of the terms of the junior subordinated debentures is a summary. It summarizes only those terms of the junior subordinated debentures which we believe will be most important to your decision to invest in our junior subordinated debentures. You should keep in mind, however, that it is the junior subordinated debenture indenture, and not this summary, which defines your rights as a holder of our junior subordinated debentures. There may be other provisions in the junior subordinated debenture indenture which are also important to you. You should read the junior subordinated debenture indenture for a full description of the terms of the junior subordinated debentures. The junior subordinated debenture indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated debenture indenture.

Ranking of the Junior Subordinated Debentures

        Each series of junior subordinated debentures will rank equally with all of our equally ranking debt securities including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debentures and all series of our junior subordinated debt securities, and will be unsecured and subordinate and junior, as described in the junior subordinated debenture indenture, to all of our senior indebtedness as defined in the junior subordinated debenture indenture, which includes all debt issued under our senior indenture or subordinated indenture. See "—Subordination."

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, our ability to satisfy our obligations under the junior subordinated debentures and the Subsidiary Guarantor's ability to satisfy its obligations under the subsidiary guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including the junior subordinated debentures, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Subsidiary Guarantor, and the subsidiary guarantee will be effectively subordinated to all existing and future liabilities of the Subsidiary Guarantor's subsidiaries, including obligations to policyholders.

        Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debenture indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated debenture indenture or any other indenture that we may have entered into or enter into in the future. See "—Subordination" and the prospectus supplement relating to any offering of securities.

Terms of the Junior Subordinated Debentures

        We may issue the junior subordinated debentures in one or more series through an indenture that supplements the junior subordinated debenture indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

        You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debentures. These may include:

  •
  the title and any limit upon the aggregate principal amount,

  •
  the date(s) on which the principal is payable or the method of determining those date(s),

  •
  the interest rate(s) or the method of determining these interest rate(s),

  •
  the date(s) on which interest will be payable or the method of determining these date(s),

  •
  the circumstances in which interest may be deferred, if any,

  •
  the regular record date or the method of determining this date,

  •
  the place or places where we may pay principal, premium, if any, and interest,

  •
  the redemption or early payment provisions,

  •
  the authorized denominations,

  •
  the currency, currencies or currency units in which we may pay the purchase price for, the principal of, premium, if any, and interest on the junior subordinated debentures,

  •
  additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated debenture indenture,

  •
  any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

  •
  whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debentures,

  •
  whether we will issue the junior subordinated debentures, in whole or in part, in the form of one or more global securities,

  •
  the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debentures into cash or other securities or property,

  •
  provided the junior subordinated debentures are non-convertible, whether the Subsidiary Guarantor will guarantee, on an unsecured junior subordinated basis, our obligations under the junior subordinated securities and, if so, the material terms of such subsidiary guarantee, and

  •
  additional terms not inconsistent with the provisions of the junior subordinated debenture indenture.

Special Payment Terms of the Junior Subordinated Debentures

        We may issue junior subordinated debentures at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

        The purchase price of any of the junior subordinated debentures may be payable in one or more foreign currencies or currency units. The junior subordinated debentures may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debentures may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debentures and the foreign currency units in the applicable prospectus supplement.

        If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, we will also describe special United States federal income tax, accounting and other considerations relating to the junior subordinated debentures in the applicable prospectus supplement.

Denominations, Registration and Transfer

        Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debentures only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denomination of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

        You may present junior subordinated debentures for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you may be obligated to pay any taxes and other governmental charges as described in the junior subordinated debenture indenture. We will appoint the trustee as securities registrar under the junior subordinated debenture indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

        If we redeem any junior subordinated debentures, neither we nor the trustee will be required to:

  •
  issue, register the transfer of, or exchange junior subordinated debentures during a period beginning at the opening of business 15 calendar days before the day of selection for redemption of the junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption, or

  •
  register, transfer or exchange any junior subordinated debentures selected for redemption, except for any portion not redeemed of any junior subordinated debenture that is being redeemed in part.

Global Junior Subordinated Debentures

        We may issue a series of junior subordinated debentures in the form of one or more global junior subordinated debentures. We will identify the depositary holding the global junior subordinated debentures in the applicable prospectus supplement. We will issue global junior subordinated debentures only in fully registered form and in either temporary or permanent form. Unless it is exchanged for an individual junior subordinated debenture, a global junior subordinated debenture may not be transferred except as a whole:

  •
  by the depositary to its nominee,

  •
  by a nominee of the depositary to the depositary or another nominee, or

  •
  by the depositary or any nominee to a successor depositary, or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Junior Subordinated Debenture

        If we issue a global junior subordinated debenture, the depositary for the global junior subordinated debenture or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debentures represented by the global junior subordinated debenture to the accounts of persons that have accounts with it. We refer to those persons as "participants" in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debentures, or by us if the junior subordinated debentures are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debenture will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debenture will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debenture.

        So long as the depositary or its nominee is the registered owner of the global junior subordinated debenture, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debentures represented by the global junior subordinated debenture for all purposes under the junior subordinated debenture indenture. Except as provided below, you:

  •
  will not be entitled to have any of the individual junior subordinated debentures represented by the global junior subordinated debenture registered in your name,

  •
  will not receive or be entitled to receive physical delivery of any junior subordinated debentures in definitive form, and

  •
  will not be considered the owner or holder of the junior subordinated debenture under the junior subordinated debenture indenture.

  Payments of Principal, Premium and Interest

        We will make principal, premium and interest payments on global junior subordinated debentures to the depositary that is the registered holder of the global junior subordinated debenture or its nominee. The depositary for the junior subordinated debentures will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debenture and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debenture as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debenture held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Junior Subordinated Debentures

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debentures is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and to any limitations described in the prospectus supplement relating to the junior subordinated debentures, determine not to have any junior subordinated debentures represented by one or more global junior subordinated debentures. If that occurs, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture.

        Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary for the global junior subordinated debenture, receive individual junior subordinated debentures in exchange for your beneficial interest in a global junior subordinated debenture, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures. In that instance, you will be entitled to physical delivery of individual junior subordinated debentures equal in principal amount to that beneficial interest and to have the junior subordinated debentures registered in your name. Unless we otherwise specify, those individual junior subordinated debentures will be issued in denominations of $1,000 and integral multiples of $1,000.

Payment and Paying Agents

        Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debentures at the office of the trustee in the City of New York or at the office of any paying agent that we may designate.

        Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debentures to the registered owner of the junior subordinated debenture at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debentures.

        Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debenture that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

        Unless we state otherwise in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.

        Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debentures after its issuance date in whole or in part at any time and from time to time. We may redeem junior subordinated debentures in denominations larger than $1,000 but only in integral multiples of $1,000. Unless otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture redeemed shall be equal to 100% of the principal amount plus any accrued and unpaid interest as of the redemption date, provided however, that installments of accrued and unpaid interest whose stated maturity is on or prior to the redemption date will be payable to the holders of such securities, or one or more predecessor securities, registered as such at the close of business on the relevant regular record dates, unless otherwise so specified.

  Notice of Redemption

        Unless we state otherwise in the applicable prospectus supplement, we will mail notice of any redemption of your junior subordinated debentures at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or the portions called for redemption.

Option to Defer Payment of Interest

        If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debentures to defer payment of interest otherwise due and payable on the junior subordinated debentures for a period, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not defer payment of interest beyond the final maturity of the junior subordinated debentures. We will describe the United States federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

        If we exercise this right, during the deferral period we and our subsidiaries may not, except as otherwise stated in the applicable prospectus supplement:

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  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, or

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  make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities or guarantees that rank equally with the junior subordinated debentures or junior to the junior subordinated debentures.

Modification of Indenture

        We, the trustee and, if applicable, the Subsidiary Guarantor may, without the consent of the holders of junior subordinated debentures, amend, waive or supplement the junior subordinated debenture indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of junior subordinated debentures. We may also amend the junior subordinated debenture indenture to maintain the qualification of the junior subordinated debenture indenture under the Trust Indenture Act.

        We, the trustee and, if applicable, the Subsidiary Guarantor may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debentures affected, modify the junior subordinated debenture indenture in a manner affecting the rights of the holders of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

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  change the stated maturity of the junior subordinated debentures,

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  reduce the principal amount of the junior subordinated debentures,

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  reduce the rate or, except as permitted by the junior subordinated debenture indenture and the terms of the series of junior subordinated debentures, extend the time of payment of interest on the junior subordinated debentures.

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  modify the subordination provisions of the junior subordinated debenture indenture with respect to the subordination of a series of junior subordinated debentures in any manner materially adverse to the holders of such series, or

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  reduce the percentage of principal amount of the junior subordinated debentures, the holders of which are required to consent to the modification of the junior subordinated debenture indenture.

        In addition, we, the trustee and, if applicable, the Subsidiary Guarantor may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

Debenture Events of Default

        Under the terms of the junior subordinated debenture indenture, the events that constitute an event of default for a series of junior subordinated debentures will include:

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  certain events of our bankruptcy, insolvency or receivership, and

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  any other event specified in the applicable board resolution or supplemental indenture under which the series of junior subordinated debentures is issued.

  Effect of Event of Default

        The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. The trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debentures may declare the principal and accrued but unpaid interest due and payable immediately upon a debenture event of default (other than an event of default relating to our bankruptcy, insolvency or reorganization). If an event of default relating to our bankruptcy, insolvency or reorganization occurs, the principal amount of all junior subordinated debentures of the series shall automatically become due and payable.

  Waiver of Event of Default

        The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debentures may rescind and annul the declaration and its consequences if:

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  the event of default is other than our non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration and all other events of default have been cured or waived, and

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  we have paid or deposited with the trustee a sum sufficient to pay:

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  all overdue installments of interest (including interest on overdue installments of interest) and principal (and premium, if any) due other than by acceleration, and

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  certain amounts owing to the trustee, its agents and counsel.

        The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures affected by the default may, on behalf of the holders of all the junior subordinated debentures, waive any past default and its consequences, except a default (1) in the payment of the principal of, or premium, if any, or interest on, any junior subordinated debenture or (2) in respect of a covenant or provision which under the junior subordinated debenture indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture affected.

        We will be required under the junior subordinated debenture indenture to file annually with the junior subordinated debenture indenture trustee a certificate of compliance.

Consolidation, Merger, Sale of Assets and Other Transactions

        We will not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us, unless the Company is the surviving person or:

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  if we consolidate with or merge into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person shall be a corporation, partnership, trust or limited liability company organized and validly existing under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debentures,

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  immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, and

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  other conditions described in the junior subordinated debenture indenture are met.

        The general provisions of the junior subordinated debenture indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

Satisfaction and Discharge

        The junior subordinated debenture indenture provides that when, among other things, all junior subordinated debentures of a series not previously delivered to the trustee for cancellation:

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  have become due and payable, or

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  will become due and payable at their stated maturity within one year, or

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  are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at our expense, and we deposit or cause to be deposited with the trustee, in trust, (1) money; (2) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (3) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures of such series not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the junior subordinated debenture indenture will cease to be of further effect with respect to junior subordinated debentures of such series and we will be deemed to have satisfied and discharged the indenture with respect to junior subordinated debentures of such series. However, we will continue to be obligated to pay all other sums due under the junior subordinated debenture indenture and to provide the officers' certificates and opinions of counsel described in the junior subordinated debenture indenture.

Conversion or Exchange

        We may issue junior subordinated debentures that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debentures may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the securities, property or assets you would receive would be issued or delivered.

Subordination

        In the junior subordinated debenture indenture, we have agreed, and holders of junior subordinated debentures will be deemed to have agreed, that any junior subordinated debentures are subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debenture indenture.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the junior subordinated debentures.

        If the maturity of any junior subordinated debentures is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debentures.

        We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debentures or for the acquisition of junior subordinated debentures (other than any sinking fund payment) if:

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  a default in any payment on senior indebtedness then exists,

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  an event of default on any senior indebtedness resulting in the acceleration of its maturity then exists, or

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  any judicial proceeding is pending in connection with default.

        When we use the term "indebtedness" we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

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  every obligation of, or any obligation guaranteed by, that person for money borrowed,

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  every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such indebtedness was created,

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  every capital lease obligation of that person,

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  leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

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  any amendments, renewals, extensions, modifications and refundings of any such indebtedness.

        The term "indebtedness" does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

        When we use the term "senior indebtedness" we mean the principal of, premium, if any, and interest on indebtedness, whether incurred on, prior to, or after the date of the junior subordinated debenture indenture, unless the instrument creating or evidencing that indebtedness or pursuant to which that indebtedness is outstanding states that those obligations are not superior in right of payment to the junior subordinated debentures or to other indebtedness which ranks equally with, or junior to, the junior subordinated debentures. Interest on this senior indebtedness includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Principal Financial Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

        The junior subordinated debenture indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.

        The junior subordinated debenture indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debentures prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debentures.

Governing Law

        The junior subordinated debenture indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

        The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the trustee will not be required to exercise any of its powers under the junior subordinated debenture indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The trustee will not be required to expend or risk its own funds or incur personal financial liability in performing its duties if the trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

 DESCRIPTION OF CAPITAL STOCK OF PRINCIPAL FINANCIAL GROUP, INC.

        Our authorized capital stock consists of 2.5 billion shares of common stock and 500 million shares of preferred stock.

        As of April 30, 2008, we had 258,897,011 outstanding shares of common stock. Holders of common stock have received a right entitling them, when the right becomes exercisable, to purchase shares of Series A Junior Participating Preferred Stock. See "—Stockholder Rights Plan." As of April 30, 2008, we had 3,000,000 shares of Series A Perpetual Preferred Stock and 10,000,000 shares of Series B Perpetual Preferred Stock outstanding.

        The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws, and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

Common Stock

        Holders of common stock are entitled to receive such dividends as may from time to time be declared by our board of directors out of funds legally available for the payment of such dividends. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding up of Principal Financial Group, Inc., holders of common stock are entitled to share equally and ratably in the assets of Principal Financial Group, Inc., if any, remaining after the payment of all liabilities of Principal Financial Group, Inc. and the liquidation preference of any outstanding class or series of preferred stock. The rights and privileges of holders of common stock are subject to the outstanding Series A Perpetual Preferred Stock, the outstanding Series B Perpetual Preferred Stock or any series of preferred stock that we may issue in the future, as described below. Our common stock is listed on the New York Stock Exchange under the symbol "PFG".

Preferred Stock

        We will describe the particular terms of any series of preferred stock and any related guarantee in the prospectus supplement relating to the offering.

        Our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the voting rights, designations, preferences and qualifications, limitations and restrictions of the shares constituting any series, without any further vote or action by our stockholders. The issuance of preferred stock by our board of directors could adversely affect the rights of holders of common stock.

        We will fix or designate the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of a series of preferred stock through a certificate of designation adopted by our board of directors. We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of common stock that you will receive as a holder of preferred stock would be converted or exchanged.

        On October 22, 2001, our board of directors authorized the issuance of one right with respect to each share of common stock issued between October 22, 2001 and the distribution date (as described below). When these rights become exercisable, holders of the rights will be entitled to purchase Series A Junior Participating Preferred Stock. See "—Stockholder Rights Plan".

Change of Control Related Provisions in Our Certificate of Incorporation and By-Laws, and Delaware Law

        A number of provisions of our certificate of incorporation and by-laws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of our certificate of incorporation and by-laws and regulatory provisions that might be deemed to have a potential antitakeover effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the Delaware General Corporation Law and the Iowa insurance laws may also have an antitakeover effect. The following description of selected provisions of our certificate of incorporation and by-laws and selected provisions of the Delaware General Corporation Law and the Iowa insurance laws are necessarily general and reference should be made in each case to our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement that includes this prospectus, and to the provisions of those laws, See "Where You Can Find More Information" for information on where to obtain a copy of our certificate of incorporation and by-laws.

  Unissued Shares of Capital Stock

        Common Stock.    As of April 30, 2008, we had 258,897,011 outstanding shares of common stock. The remaining shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

        Preferred Stock.    As of April 30, 2008, we had 3,000,000 shares of Series A Perpetual Preferred Stock and 10,000,000 shares of Series B Perpetual Preferred Stock outstanding. Our board of directors has the authority to issue additional preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by our stockholders. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

        Classified Board of Directors and Removal of Directors.    Our certificate of incorporation provides that the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of each class to be three years. The classes serve staggered terms, such that the term of one class of directors expires each year. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our certificate of incorporation also provides that directors may be removed only for cause at a meeting of stockholders by a vote of a majority of the shares then entitled to vote. This provision may have the effect of slowing or impeding a change in membership of our board of directors that would effect a change of control.

        Restriction on Maximum Number of Directors and Filling of Vacancies on our Board of Directors.    Our by-laws provide that the number of directors shall be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors shall at no time consist of fewer than three directors. Stockholders can only remove a director for cause by a vote of a majority of the shares entitled to vote, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal for cause where the stockholders have not filled the vacancy, may be filled by a majority of the directors then in office, although less than a quorum. If the vacancy is not so filled, it shall be filled by the stockholders at the next annual meeting of stockholders. The stockholders are not permitted to fill vacancies between annual meetings except where the vacancy resulted from a removal for cause. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

        Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent.    Our by-laws provide for advance notice requirements for stockholder proposals and nominations for director. In addition, under the provisions of both our certificate of incorporation and by-laws, action may not be taken by written consent of stockholders; rather, any action taken by the stockholders must be effected at a duly called meeting. The chief executive officer, or, under some circumstances, the president or any vice president, and the board of directors may call a special meeting. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

  Limitations on Director Liability

        Our certificate of incorporation contains a provision that is designed to limit our directors' liability. Specifically, directors will not be held liable to Principal Financial Group, Inc. for monetary damages for breach of their fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the Delaware General Corporation Law and any amendments to that law.

        The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of Principal Financial Group, Inc. unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the Delaware General Corporation Law. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. Our certificate of incorporation does not eliminate our directors' duty of care. The inclusion of this provision in our certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Principal Financial Group, Inc. and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

        Our by-laws also provide that we will indemnify our directors and officers. We are required to indemnify our directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending, threatened or completed legal proceedings because of the director's or officer's position with Principal Financial Group, Inc. or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of Principal Financial Group, Inc.

        Supermajority Voting Requirement for Amendment of Certain Provisions of our Certificate of Incorporation and By-Laws.    The provisions of our certificate of incorporation governing, among other things the classified board, the director's discretion in determining what he or she reasonably believes to be in the best interests of Principal Financial Group, Inc., the liability of directors and the elimination of stockholder actions by written consent may not be amended, altered or repealed unless the amendment is approved by the vote of holders of three/fourths of the shares then entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the certificate of incorporation. Our by-laws may be amended by the board of directors or by the vote of holders of three/fourths of the shares then entitled to vote. These provisions make it more difficult for any person to remove or amend any provisions that have an antitakeover effect.

        Business Combination Statute.    In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, unless we elect in our certificate of incorporation not to be governed by the provisions of Section 203. We have not made that election. Section 203 can affect the ability of an "interested stockholder" of Principal Financial Group, Inc. to engage in business combinations, such as mergers, consolidations or acquisitions of additional shares of Principal Financial Group, Inc., for a period of three years following the time that the stockholder becomes an "interested stockholder." An "interested stockholder" is defined to include persons owning directly or indirectly 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (a) the business combination or transaction which results in the stockholder becoming an "interested stockholder" is approved by the corporation's board of directors prior to the time the stockholder becomes an "interested stockholder" or (b) the "interested stockholder," upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

  Limitations on Acquisitions of Securities

        State insurance laws could be a significant deterrent to any person interested in acquiring control of Principal Financial Group, Inc. The insurance holding company and other insurance laws of many states regulate changes of control of insurance holding companies, such as Principal Financial Group, Inc. A change of control is generally presumed upon acquisitions of 10% or more of voting securities. The Iowa, Arizona and Vermont insurance holding company laws, which are applicable to us, require filings in connection with proposed acquisitions of control of domestic insurance companies. These insurance holding company laws prohibit a person from acquiring direct or indirect control of an insurer incorporated in the relevant jurisdiction without prior insurance regulatory approval.

Stockholder Rights Plan

        Our board of directors has adopted a stockholder rights plan under which each outstanding share of our common stock issued between October 22, 2001 and the distribution date (as described below) is coupled with a stockholder right. The stockholder rights are attached to the certificates representing outstanding shares of common stock, and no separate rights certificates will be distributed. Each right entitles the holder to purchase one one-thousandth of a share of our Series A Junior Participating Preferred Stock. Each one one-thousandth of a share of Series A Junior Participating Preferred Stock have economic and voting terms equivalent to one share of Principal Financial Group, Inc.'s common stock. Until it is exercised, the right itself will not entitle the holder of the right to any rights as a stockholder, including the right to receive dividends or to vote at stockholder meetings. The description and terms of the rights are found in a rights agreement entered into between Principal Financial Group, Inc. and Mellon Investor Services LLC, as rights agent. The following description of the rights agreement is a summary. You should read the rights agreement for a full description. The rights agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information."

        Stockholder rights are not exercisable until the distribution date and will expire at the close of business on October 22, 2011, unless earlier redeemed or exchanged by us. A distribution date would occur upon the earlier of:

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  the tenth day after the first public announcement or communication to us that a person or group of affiliated or associated persons (referred to as an acquiring person) has acquired beneficial ownership of 10% or more of our outstanding common stock (the date of such announcement or communication is referred to as the stock acquisition time), or

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  the tenth business day after the commencement or announcement of the intention to commence a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

If any person becomes an acquiring person, each holder of a stockholder right will be entitled to exercise the right and receive, instead of Series A Junior Participating Preferred Stock, common stock or, in some circumstances, cash, a reduction in purchase price, property or other securities of Principal Financial Group, Inc., having a value equal to two times the purchase price of the stockholder right. All stockholder rights that are beneficially owned by an acquiring person or its transferee will become null and void.

        If at any time after a public announcement has been made or Principal Financial Group, Inc. has received notice that a person has become an acquiring person:

  •
  Principal Financial Group, Inc. is acquired in a merger or other business combination, or

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  50% or more of Principal Financial Group, Inc.'s assets, cash flow or earning power is sold or transferred,

each holder of a stockholder right, except rights which previously have been voided as described above, will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the purchase price of the right.

        The purchase price payable, the number of one one-thousandth of a share of Series A Junior Participating Preferred Stock or other securities or property issuable upon exercise of stockholder rights and the number of such rights outstanding, are subject to adjustment from time to time to prevent dilution. Except as provided in the rights agreement, no adjustment in the purchase price or the number of shares of Series A Junior Participating Preferred Stock issuable upon exercise of a stockholder right will be required until the cumulative adjustment would require an increase or decrease of at least one percent in the purchase price or number of shares for which a right is exercisable.

        At any time until the earlier of (1) the stock acquisition time or (2) the final expiration date of the rights agreement, we may redeem all the stockholder rights at a price of $0.001 per right. At any time after a person has become an acquiring person and prior to the acquisition by such person of 50% or more of the outstanding shares of our common stock, we may exchange the stockholder rights, in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of Series A Junior Participating Preferred Stock or of a share of a class or series of preferred stock having equivalent rights, preferences and privileges, per right.

        The stockholder rights plan is designed to protect stockholders in the event of unsolicited offers to acquire Principal Financial Group, Inc. and other coercive takeover tactics which, in the opinion of Principal Financial Group, Inc.'s board of directors, could impair its ability to represent stockholder interests. The provisions of the stockholder rights plan may render an unsolicited takeover more difficult or less likely to occur or may prevent such a takeover, even though such takeover may offer our stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock, our Series A Junior Participating Preferred Stock, our Series A Perpetual Preferred Stock and our Series B Perpetual Preferred Stock is Computershare Investor Services, LLC.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

        We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.

        We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

        The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

        The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

        If we redeem a debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

        Upon receipt of notice of any meeting at which you, as a holder of interests, in deposited preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder's depositary shares or how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

        We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

        The deposit agreement will terminate if:

  •
  all outstanding depositary shares have been redeemed, or

  •
  there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

        Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary's gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

        We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

        The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

Debt Warrants

        We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

  •
  the title of the debt warrants,

  •
  the debt securities for which the debt warrants are exercisable,

  •
  the aggregate number of the debt warrants,

  •
  the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise,

  •
  currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

  •
  the procedures and conditions relating to the exercise of the debt warrants,

  •
  the designation and terms of any related debt securities and guarantee issued with the debt warrants, and the number of debt warrants issued with each debt security,

  •
  the date, if any, from which you may separately transfer the debt warrants and the related securities,

  •
  the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

  •
  the maximum or minimum number of the debt warrants which you may exercise at any time,

  •
  if applicable, a discussion of material United States federal income tax considerations,

  •
  any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

  •
  the terms of the securities you may purchase upon exercise of the debt warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

        We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

  •
  the title of the warrants,

  •
  the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants,

  •
  the aggregate number of the warrants,

  •
  the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased,

  •
  currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

  •
  the procedures and conditions relating to the exercise of the warrants,

  •
  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

  •
  the date, if any, from which you may separately transfer the warrants and the related securities,

  •
  the date on which your right to exercise the warrants commences, and the date on which your right expires,

  •
  the maximum or minimum number of warrants which you may exercise at any time,

  •
  if applicable, a discussion of material United States federal income tax considerations, and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

        We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amounts of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

        We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

 DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts, including contracts obligating or entitling you to purchase from us, and obligating or entitling us to sell to you, a specific number of shares of common stock or preferred stock or other securities, property or assets, at a future date or dates. Alternatively, the purchase contacts may obligate or entitle us to purchase from you, and obligate or entitle you to sell to us, a specific or varying number of shares of common stock or preferred stock, or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities, trust preferred securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock, or other securities, property or assets, under the purchase contract. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any purchase contracts or purchase units and any related guarantee.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

        The trustees of each trust will issue preferred securities and common securities of the trust. The preferred securities will represent preferred undivided beneficial interests in the assets of the related trust. As a holder of trust preferred securities, you will generally be entitled to a preference with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. Each of the trusts is a legally separate entity and the assets of one trust are not available to satisfy the obligations of any other trust.

        The following description of the terms of the form of trust agreement is a summary. It summarizes only those portions of the form of trust agreement which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the trust agreement, and not this summary, which defines your rights as a holder. There may be other provisions in the trust agreement which are also important to you. You should read the form of trust agreement itself for a full description of the terms of the preferred securities. The form of trust agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the trust agreement.

Ranking of Preferred Securities

        The preferred securities of a trust will rank equally, and we will make payments proportionately, with the common securities of the trust except as described under "—Subordination of Common Securities." The preferred securities of each trust represent preferred undivided beneficial interests in the assets of the trust. The property trustee will hold legal title to the corresponding junior subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities.

        Each guarantee agreement that we execute for your benefit, as a holder of preferred securities of a trust, will be a guarantee on a subordinated basis with respect to the related preferred securities. However, our guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the preferred securities when the related trust does not have funds on hand available to make such payments. See "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities."

Distributions on the Preferred Securities

        The trust will pay the distributions on the preferred securities and common securities at a rate specified in the prospectus supplement.

        The amount of distributions the trust must pay for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we otherwise specify in the applicable prospectus supplement. Distributions that are in arrears may bear interest at the rate per annum specified in the applicable prospectus supplement. The term "distributions" as we use it in this prospectus includes any additional amounts provided in the corresponding trust agreement.

        Distributions on the preferred securities will be cumulative, will accrue from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. If any date on which distributions are payable on the preferred securities is not a business day, the trust will instead make the payment on the next succeeding day that is a business day, and without any interest or other payment on account of the delay. However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day. In each case payment will be made with the same force and effect as if made on the date the payment was originally due. When we use the term "business day" in this prospectus, we mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the applicable trustee is closed for business.

        If provided in the applicable prospectus supplement, we have the right under the junior subordinated debt security indenture, the contract that provides the terms for the corresponding junior subordinated debt securities, to extend the interest payment period for a specified number of periods. However, we may not extend these interest payments beyond the maturity of the junior subordinated debt securities. As a consequence of any extension, distributions on the corresponding preferred securities would be deferred by the trust during the extension period. These distributions would continue to accumulate additional distributions at the rate per annum set form in the prospectus supplement.

        If we exercise this right, during the extension period we and our subsidiaries may not:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

  •
  make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the corresponding junior subordinated debt securities or make any related guarantee payments, other than:

  •
  dividends or distributions on our common stock,

  •
  redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

  •
  payments under any guarantee.

        We anticipate that the revenue of each trust available for distribution to you, as a holder of preferred securities, will be limited to payments under the corresponding junior subordinated debt securities in which the trust will invest the proceeds from the issuance and sale of its preferred securities and its common securities. See "Description of Corresponding Junior Subordinated Debt Securities."

        If we do not make interest payments on the corresponding junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the corresponding preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of these distributions is guaranteed by us on a limited basis as set forth under "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities."

        The trust will pay distributions on the preferred securities to you provided you are entered in the register of the trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record date will be one business day prior to the relevant distribution date. If any preferred securities are not in book-entry form, the record date for the preferred securities will be the date 15 days prior to the relevant distribution date.

Redemption

  Redemption on a Repayment or Redemption of the Corresponding Junior Subordinated Debt Securities

        Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities, the property trustee must apply the proceeds from that repayment or redemption to redeem a like amount of the corresponding preferred securities. This redemption must be made upon not less than 30 nor more than 60 days notice to you. The redemption price will be equal to the aggregate liquidation preference of the preferred securities, plus accumulated and unpaid distributions on the preferred securities to the date of redemption and the related amount of any premium paid by us upon the concurrent redemption of the corresponding junior subordinated debt securities. See "Description of Corresponding Junior Subordinated Debt Securities—Optional Redemption."

        If less than all of any series of corresponding junior subordinated debt securities are repaid or redeemed, then the proceeds from the repayment or redemption will be allocated to redeem a proportionate amount of each of the preferred securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debt securities repaid or redeemed will be allocated proportionately to the redemption of the preferred securities and the common securities.

        We must repay the principal of the corresponding junior subordinated debt securities when they are due. In addition, we will have the right to redeem any series of corresponding junior subordinated debt securities:

  •
  in whole or in part, subject to the conditions we describe under "Description of Corresponding Junior Subordinated Debt Securities—Optional Redemption,"

  •
  at any time, in whole, but not in part, upon the occurrence of a tax event or an investment company event, each as defined below, and subject to the further conditions we describe under "Description of Corresponding Junior Subordinated Debt Securities—Optional Redemption," or

  •
  as we may otherwise specify in the applicable prospectus supplement.

  Redemption or Distribution Upon the Occurrence of a Tax Event or an Investment Company Event

        If an event occurs that constitutes a tax event or an investment company event we will have the right to:

  •
  redeem the corresponding junior subordinated debt securities in whole, but not in part, and cause a mandatory redemption of the preferred securities and common securities in whole, but not in part, within 90 days following the occurrence of the tax event or an investment company event, or

  •
  dissolve the related trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

        If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding junior subordinated debt securities at the time that we exercise our right to elect to dissolve the related trust and cause the corresponding junior subordinated debt securities to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

        When we use the term "additional sums" in this prospectus we mean the additional amounts that may be necessary in order that the amount of distributions then due and payable by a trust on its outstanding preferred securities and common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

        When we use the term "tax event" we mean the receipt by the trust of an opinion of counsel experienced in those matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the trust issues the preferred securities, there is more than an insubstantial risk that:

  •
  the trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debt securities,

  •
  interest payable by us on the series of corresponding junior subordinated debt securities is not, or within 90 days of the date of the opinion, will not be, deductible, in whole or in part, for United States federal income tax purposes, or

  •
  the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        When we use the term "investment company event" we mean the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the series of preferred securities issued by the trust.

        When we use the term "like amount," we mean:

  •
  with respect to a redemption of any series of preferred securities, preferred securities having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of the preferred securities, and

  •
  with respect to a distribution of corresponding junior subordinated debt securities to you, as a holder of preferred securities in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debt securities having a principal amount equal to the liquidation amount of your preferred securities.

        When we use the term "liquidation amount," we mean the stated amount of $25 per preferred security and common security.

        After the liquidation date fixed for any distribution of corresponding junior subordinated debt securities for any series of preferred securities:

  •
  the series of preferred securities will no longer be deemed to be outstanding,

  •
  The Depository Trust Company, which we refer to in this prospectus as "DTC," or its nominee, as the record holder of the series of preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon that distribution, and

  •
  any certificates representing the series of preferred securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debt securities having a principal amount equal to the stated liquidation preference of the series of preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of preferred securities until you present the certificates to the administrative trustees or their agent for transfer or reissuance.

        We can make no assurance as to what the market prices will be for the preferred securities or the corresponding junior subordinated debt securities that may be distributed to you in exchange for your preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the preferred securities that you purchase, or the corresponding junior subordinated debt securities that you receive on dissolution and liquidation of a trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Voluntary Distribution of Junior Subordinated Debentures

        If we so provide in the applicable prospectus supplement, we may elect, at any time, to dissolve the trust and cause the corresponding junior subordinated debt securities to be distributed to you, as a holder of the preferred securities, and us, as the holder of the common securities, in liquidation of the trust.

Redemption Procedures

        The trust will redeem the preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. The trust will make redemptions of the preferred securities and pay the redemption price only to the extent that it has funds available for the payment of the redemption price. See also "—Subordination of Common Securities."

        If a trust gives notice to you of redemption of your preferred securities, then by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See "—Book-Entry Issuance."

        If the preferred securities are no longer in book-entry form, the trust, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price to you and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates.

        The trust will pay any distributions payable on or prior to the redemption date for any preferred securities called for redemption to you on the relevant record dates for the distribution. If the trust has given notice of redemption and has deposited the required funds, then upon the date of the deposit, all your rights will cease, except your right to receive the redemption price, without interest on that redemption price, and your preferred securities will cease to be outstanding. If any date fixed for redemption of preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day, and without any interest or other payment on account of the delay. However, if the business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities," distributions on the preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the preferred securities to the date the redemption price is actually paid. In this case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

        Subject to applicable law, including United States federal securities law, we or our subsidiaries may at any time purchase outstanding preferred securities by tender, in the open market or by private agreement.

        The trust will make payment of the redemption price on the preferred securities and any distribution of corresponding junior subordinated debt securities to the applicable record holders as they appear on the register for the preferred securities on the relevant record date. This date will generally be one business day prior to the relevant redemption date or liquidation date. However, if any preferred securities are not in book-entry form, the relevant record date for the preferred securities will be the date 15 days prior to the redemption date or liquidation date.

        If less than all of the preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the preferred securities and common securities to be redeemed will be allocated proportionately among the preferred securities and the common securities. The property trustee will select the particular preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption, by any method that the property trustee deems fair and appropriate. This method may provide for the selection for redemption of portions, equal to $25 or an integral multiple of $25, of the liquidation amount of preferred securities. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed.

Subordination of Common Securities

        The trust will make payment of distributions, any additional amounts and the redemption price on the preferred securities and common securities proportionately based on the liquidation amount of the preferred securities and common securities. However, if on any distribution date or redemption date a debenture event of default exists, the trust will not make any payment on the common securities unless payment in full in cash of all accumulated and unpaid distributions, any additional amounts and the full amount of the redemption price on all of the outstanding preferred securities of the trust, has been made or provided for. The property trustee will apply all available funds first to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable. If any event of default resulting from a debenture event of default exists, we as holder of the common securities of the trust will be deemed to have waived any right to act with respect to the event of default under the trust agreement until the effect of all those events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until any events of default under the trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf, as a holder of the preferred securities, and not on our behalf as holder of the common securities, and only you acting with the other holders will have the right to direct the property trustee to act on your behalf.

Liquidation Distribution Upon Dissolution

        Each trust will automatically dissolve upon expiration of its term or the redemption of all of the preferred securities of the trust. In addition, we will dissolve the trust on the first to occur of:

  •
  our bankruptcy, dissolution or liquidation,

  •
  the occurrence of a tax event, an investment company event or a grantor trust event (each as defined in the trust agreement) and written direction is given by us to the property trustee within forty-five days of such event to dissolve the trust,

  •
  the redemption of all of the preferred securities, and

  •
  the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

        If an early dissolution occurs as described in the clauses above (except with respect to a redemption of all of the preferred securities), the trustees will liquidate the trust as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the preferred securities and common securities a like amount of corresponding junior subordinated debt securities. If the property trustee determines that this distribution is not practical, you will be entitled to receive out of the assets of the trust available for distribution, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment. We refer to this liquidation amount in this prospectus as the "liquidation distribution." If the trust can make the liquidation distribution only in part because it has insufficient assets available to pay the full aggregate liquidation distribution, then it will pay the amounts on a proportionate basis. We, as the holder of the common securities, will be entitled to receive distributions upon any liquidation proportionately with you, and the other holders of the preferred securities, except that if an event exists that constitutes a debenture event of default, the preferred securities will have a priority over the common securities. A supplemental indenture may provide that if an early dissolution occurs as described in the third clause above, the corresponding junior subordinated debt securities may be subject to optional redemption in whole, but not in part.

Events of Default; Notice

        Under the terms of the form of trust agreement, each of the following constitutes an event of default for a series of preferred securities:

  •
  the occurrence of a debenture event of default under the junior subordinated debt security indenture (see "Description of Junior Subordinated Debt Securities—Debenture Events of Default") or an event of default described in any related guarantee,

  •
  default by the trust in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days,

  •
  default by the trust in the payment of any redemption price of the preferred securities or common securities when it becomes due and payable,

  •
  default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in the second and third clauses above, and continuation of the default or breach for a period of 60 days after there has been given to the defaulting trustee or trustees by the holders of at least 10% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a notice of default under such trust agreement, or

  •
  the bankruptcy or insolvency of the property trustee and our failure to appoint a successor property trustee within 60 days of that event.

        Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to you, the administrative trustees and us, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to them and to us under the trust agreement.

        If a debenture event of default then exists, the preferred securities will have a preference over the common securities upon termination of the trust. See "—Liquidation Distribution Upon Dissolution."

        The existence of an event of default does not entitle you to accelerate the maturity.

Removal of Trustees

        Unless a debenture event of default then exists, the holder of the common securities may remove any trustee. If a debenture event of default then exists the holders of a majority in liquidation amount of the outstanding preferred securities may remove the property trustee and the Delaware trustee. In no event will you have the right to vote to appoint, remove or replace the administrative trustees. These voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-trustees and Separate Property Trustee

        Unless an event of default then exists, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may be located, we, as the holder of the common securities, and the administrative trustees will have power to appoint one or more persons approved by the property trustee either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or, to the extent required by law, to act as separate trustee. These persons will have the powers provided in the instrument of appointment, and we may vest in that person or persons any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If a debenture event of default exists, the property trustee alone will have power to make that appointment.

Merger or Consolidation of Trustees

        Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the trustee is a party, or any corporation succeeding to all or substantially all the corporate trust business of the trustee, will be the successor of such trustee under the trust agreements, provided that the corporation is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

        A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below or as described under "—Liquidation Distribution Upon Dissolution."

        A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate, or be replaced by a trust organized under the laws of any state. However, the following conditions must be satisfied:

  •
  the successor entity must either:

  •
  expressly assume all of the obligations of the trust relating to the preferred securities, or

  •
  substitute for the preferred securities other securities having substantially the same terms and the same ranking as the preferred securities,

  •
  we must expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debt securities,

  •
  the successor securities must be listed, or any successor securities must be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed,

  •
  the merger, consolidation, amalgamation or replacement must not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

  •
  the merger, consolidation, amalgamation or replacement must not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect,

  •
  the successor entity must have a purpose substantially identical to that of the trust,

  •
  prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease we must have received an opinion of counsel to the trust to the effect that:

  •
  the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect, and

  •
  following the merger, consolidation, amalgamation or replacement neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and

  •
  we or any permitted successor or assignee must own all of the common securities of the successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

        However, a trust must not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if it would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

        Except as provided below and under "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities—Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, you will have no voting rights.

        We and the administrative trustees may amend a trust agreement without your consent:

  •
  to cure any ambiguity, correct or supplement any provisions in the trust agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement, or

  •
  to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any preferred securities and common securities are outstanding, or to ensure that the trust will not be required to register as an investment company under the Investment Company Act.

        However, in the case of the first clause above, the action may not adversely affect in any material respect the interests of the holders of the preferred securities or our interests, as the holder of the common securities. Any such amendments of the trust agreement will become effective when notice is given to you and us.

        We and the administrative trustees may also amend a trust agreement with:

  •
  the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding preferred securities and common securities, and

  •
  receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees under the amendment will not affect the status of the trust as a grantor trust for United States federal income tax purposes or its exemption from the status of an "investment company" under the Investment Company Act.

        Without both your and our consent a trust agreement may not be amended to:

  •
  change the amount or timing of any distribution on the preferred securities and common securities or otherwise adversely affect the amount of any distribution of the preferred securities and common securities as of a specified date, or

  •
  restrict your or our right to institute suit for the enforcement of any payment on or after that date.

        So long as any corresponding junior subordinated debt securities are held by the property trustee, the trustees may not:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or for executing any trust or power conferred on the debenture trustee with respect to the corresponding junior subordinated debt securities,

  •
  waive any past default that is waiveable under specified sections of the junior subordinated debt security indenture,

  •
  exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities is due and payable, or

  •
  consent to any amendment, modification or termination of the junior subordinated debt security indenture or the corresponding junior subordinated debt securities, where that consent is required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities. However, where a consent under the junior subordinated debt security indenture would require the consent of each holder of corresponding junior subordinated debt securities affected by the consent, no consent may be given by the property trustee without the prior consent of each holder of the corresponding preferred securities.

        The trustees may not revoke any action previously authorized or approved by a vote of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify you of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the approval of the holders of the preferred securities prior to taking any of these actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will not be classified as a corporation or partnership for United States federal income tax purposes on account of the action.

        Any required approval of holders of preferred securities may be given at a meeting of holders of preferred securities convened for that purpose or through a written consent. The property trustee will cause a notice of any meeting at which you are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in the trust agreement.

        Your vote or consent is not required for a trust to redeem and cancel the preferred securities under the applicable trust agreement.

        Any preferred securities that are owned by us, the trustees or any of our affiliates or any affiliate of the trustees, will, for purposes of a vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

        We may issue a series of preferred securities in the form of one or more global preferred securities. We will identify the depositary which will hold the global preferred security in the applicable prospectus supplement. Unless we otherwise indicate in the applicable prospectus supplement, the depositary will be DTC. We will issue global preferred securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for individual preferred securities, a global preferred security may not be transferred except:

  •
  by the depositary to its nominee,

  •
  by a nominee of the depositary to the depositary or another nominee, or

  •
  by the depositary or any nominee to a successor depositary, or any nominee of the successor.

        We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

  Beneficial Interests in a Global Preferred Security

        If we issue a global preferred security, the depositary for the global preferred security or its nominee will credit on its book-entry registration and transfer system the aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. The accounts will be designated by the dealers, underwriters or agents for the preferred securities, or by us if the preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global preferred security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of the securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global preferred security.

        So long as the depositary or its nominee is the registered owner of the global preferred security, the depositary or nominee will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as provided below, you:

  •
  will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in your name,

  •
  will not receive or be entitled to receive physical delivery of any preferred securities in definitive form, and

  •
  will not be considered the owner or holder of the preferred security under the trust agreement.

  Payments of Distributions

        We will pay distributions on global preferred securities to the depositary that is the registered holder of the global security, or its nominee. The depositary for the preferred securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global preferred security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

        We expect that the depositary or its nominee, upon receipt of any payment of liquidation amount, premium or distributions, immediately will credit participants' accounts with amounts in proportion to their respective beneficial interests in the aggregate liquidation amount of the global preferred security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of those participants.

  Issuance of Individual Preferred Securities

        Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of preferred securities is at any time unwilling, unable or ineligible to continue as a depositary and we do not appoint a successor depositary within 90 days, we will issue individual preferred securities in exchange for the global preferred security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the preferred securities, determine not to have any preferred securities represented by one or more global preferred securities. If that occurs, we will issue individual preferred securities in exchange for the global preferred security.

        Further, we may specify that you may, on terms acceptable to us, the property trustee and the depositary for the global preferred security, receive individual preferred securities in exchange for your beneficial interests in a global preferred security, subject to any limitations described in the prospectus supplement relating to the preferred securities. In that instance, you will be entitled to physical delivery of individual preferred securities equal in liquidation amount to that beneficial interest and to have the preferred securities registered in its name. Unless we otherwise specify, those individual preferred securities will be issued in denominations of $25 and integral multiples of $25.

Payment and Paying Agency

        A trust will make payments on the preferred securities to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. However, if any preferred securities are not held by DTC, the trust will make the payments by check mailed to the address of the holder entitled to the payment as shown on the register. Unless we state otherwise in the applicable prospectus supplement, the paying agent will initially be the property trustee, together with any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days' written notice to the administrative trustees, property trustees and us. If the property trustee ceases to be the paying agent, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to the administrative trustees and us.

Registrar and Transfer Agent

        Unless we state otherwise in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

        A trust will register transfers of preferred securities without charge, but upon your payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register the transfer of its preferred securities after the preferred securities have been called for redemption.

Information Concerning the Property Trustee

        The property trustee, unless an event of default then exists, will be required to perform only those duties that are specifically set forth in the applicable trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default then exists and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in a trust agreement or is unsure of the application of any provision of a trust agreement, and the matter is not one on which holders are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us. If it is not so directed, the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred securities and the holder of the common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

        The trust agreements authorize and direct the administrative trustees to operate the related trusts in such a way that the trusts will not be deemed to be an investment company required to be registered under the Investment Company Act or taxed as a corporation for United States federal income tax purposes and so that the corresponding junior subordinated debt securities will be treated as our indebtedness for United States federal income tax purposes. We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of a trust or the trust agreement, that we and the administrative trustees determine in our discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the preferred securities.

        You have no preemptive or similar rights as a holder of preferred securities. No trust may borrow money or issue debt or mortgage or pledge any of its assets.

 DESCRIPTION OF GUARANTEE BY PRINCIPAL FINANCIAL GROUP, INC.
OF THE TRUST PREFERRED SECURITIES

        At the same time as the issuance by a trust of its preferred securities, we will execute and deliver a guarantee for your benefit, as a holder of the preferred securities. Wilmington Trust Company will act as indenture trustee under the guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee will be qualified as an indenture under the Trust Indenture Act.

        The following description of the terms of the guarantee is a summary. It summarizes only those portions of the guarantee that we believe will be most important to your decision to invest in the preferred securities of a trust. You should keep in mind, however, that it is the guarantee, and not this summary, which defines your rights as a holder of preferred securities. There may be other provisions in the guarantee that are also important to you. You should read the guarantee itself for a full description of its terms. The guarantee is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the guarantee. When we refer in this summary to preferred securities, we mean the preferred securities issued by a trust to which the guarantee relates.

General Terms of the Guarantee

        We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, as defined below, to you, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

        The following payments, which we refer to in this prospectus as the "guarantee payments," to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

  •
  any accrued and unpaid distributions required to be paid to you on the related preferred securities, to the extent that the trust has funds available for the payments,

  •
  the redemption price for any preferred securities called for redemption, to the extent that the trust has funds available for the payments, or

  •
  upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the corresponding junior subordinated debt securities are distributed to you, the lesser of:

  •
  the liquidation distribution, and

  •
  the amount of assets of the trust remaining available for distribution to you.

        Our obligation to make a guarantee payment may be satisfied by us directly paying to you the required amounts or by causing the trust to pay the amounts to you.

        The guarantee will be an irrevocable guarantee on a subordinated basis of the related trust obligations under the preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments. It is not a guarantee of collection.

        If we do not make interest payments on the corresponding junior subordinated debt securities held by the trust, we expect that the trust will not pay distributions on the preferred securities and will not have funds legally available for those payments. The guarantee will rank subordinate and junior in right of payment to all senior debt. See "—Status of the Guarantee."

        We are an insurance holding company with no direct operations whose assets include all of the outstanding shares of common stock of the Subsidiary Guarantor. The Subsidiary Guarantor is an intermediary holding company with no direct operations whose assets include all of the outstanding shares of Principal Life and other subsidiaries. As a consequence, our ability to satisfy our obligations under the guarantee will depend in large part on the ability of our insurance company and other subsidiaries to declare and distribute dividends or to advance money in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay. Regulations relating to capital requirements affecting some of our other subsidiaries also restrict their ability to pay dividends and other distributions and make loans to us. The payment of dividends from Principal Life to the Subsidiary Guarantor is subject to restrictions set forth in the insurance laws of the State of Iowa. As a result, our cash flows and ability to service our obligations, including our obligations under the guarantee, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us. In addition, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, including the Subsidiary Guarantor.

        Unless we state otherwise in the applicable prospectus supplement, the guarantee does not limit us from incurring or issuing other secured or unsecured debt under any indenture that we may have entered into or enter into in the future. We expect from time to time to incur additional senior indebtedness. See "—Status of the Guarantee."

        We have, through the guarantee, the trust agreement, the junior subordinated debt securities, the junior subordinated debt security indenture and the expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the obligations of the trust under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees by Principal Financial Group, Inc. of the Trust Preferred Securities."

Status of the Guarantee

        The guarantee will constitute an unsecured obligation of Principal Financial Group, Inc. and will rank subordinate and junior in right of payment to all its senior debt.

        Unless we state otherwise in the applicable prospectus supplement, the guarantee of a series of preferred securities will rank equally with the guarantees relating to all other series of preferred securities that we may issue. The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The property trustee of the related trust will hold the guarantee for your benefit. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the corresponding junior subordinated debt securities to you.

Amendments and Assignment

        We may not amend the guarantee without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of outstanding preferred securities, except for any changes which do not materially adversely affect the rights of the holders of the preferred securities, in which case no vote will be required. The manner of obtaining any approval will be as set forth under "Description of the Preferred Securities—Voting Rights; Amendment of Trust Agreement."

        All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred securities then outstanding.

Events of Default

        An event of default under the guarantee will occur when we fail to perform any of our payment or other obligations under the guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

        You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

        We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information Concerning the Guarantee Trustee

        The guarantee trustee, unless a default by us in the performance of the guarantee then exists, is required to perform only those duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Guarantee

        The guarantee will terminate and be of no further force and effect:

  •
  upon full payment of the redemption price of the related preferred securities,

  •
  upon full payment of the amounts payable upon liquidation of the related trust, or

  •
  upon distribution of corresponding junior subordinated debt securities to the holders of the preferred securities.

        The guarantee will continue to be effective or will be reinstated if at any time you must restore payment of any sums paid under the preferred securities or the guarantee.

Governing Law

        The guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

        Under an expense agreement entered into by us, we will irrevocably and unconditionally guarantee to each person or entity to whom a trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to you the amounts due to you under the terms of the preferred securities.

 DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES

        The corresponding junior subordinated debt securities are to be issued in one or more series of junior subordinated debt securities under the junior subordinated debt security indenture with terms corresponding to the terms of the related preferred securities. See "Description of Junior Subordinated Debt Securities."

        The following description of the terms of the corresponding junior subordinated debt securities and the junior subordinated debt security indenture is a summary. It summarizes only those portions of the junior subordinated debt security indenture which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the junior subordinated debt security indenture, and not this summary, which defines your rights. There may be other provisions in the junior subordinated debt security indenture which are also important to you. You should read the junior subordinated debt security indenture itself for a full description of its terms. The junior subordinated debt security indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the junior subordinated debt security indenture.

General Terms of the Corresponding Junior Subordinated Debt Securities

        At the same time a trust issues preferred securities, the trust will invest the proceeds from the sale and the consideration paid by us for the common securities in a series of corresponding junior subordinated debt securities issued by us to the trust. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related preferred securities plus our investment in the common securities and, unless we state otherwise in the applicable prospectus supplement, will rank equally with all other series of corresponding junior subordinated debt securities. The corresponding junior subordinated debt securities will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated debt security indenture to all our senior indebtedness. See "Description of Junior Subordinated Debt Securities—Subordination" and the prospectus supplement relating to any offering of related preferred securities.

Optional Redemption

        Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem the corresponding junior subordinated debt securities on any interest payment date, in whole or in part. Unless we state otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debt securities will be equal to any accrued and unpaid interest to the date fixed for redemption, plus the greater of:

  •
  the principal amount of the debentures, and

  •
  an amount equal to:

  •
  for junior subordinated debt securities bearing interest at a fixed rate, the discounted remaining fixed amount payments. See "Description of Junior Subordinated Debt Securities—Redemption."

  •
  for junior subordinated debt securities bearing interest determined by reference to a floating rate, the discounted swap equivalent payments. See "Description of Junior Subordinated Debt Securities—Redemption."

        If a tax event or an investment company event exists, we may, at our option, redeem the corresponding junior subordinated debt securities on any interest payment date falling within 90 days of the occurrence of the tax event or investment company event, in whole but not in part, subject to the provisions of the junior subordinated debt security indenture. The redemption price for any corresponding junior subordinated debt securities will be equal to 100% of the principal amount of the corresponding junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. See "Description of Junior Subordinated Debt Securities—Redemption."

        For so long as the applicable trust is the holder of all the outstanding series of corresponding junior subordinated debt securities, the trust will use the proceeds of any redemption to redeem the corresponding preferred securities. We may not redeem a series of corresponding junior subordinated debt securities in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debt securities of the series for all interest periods terminating on or prior to the redemption date.

Covenants of Principal Financial Group, Inc.

        We will covenant in the junior subordinated debt security indenture for each series of corresponding junior subordinated debt securities that we will pay additional sums to the trust, if:

  •
  the trust that has issued the corresponding series of preferred securities and common securities is the holder of all of the corresponding junior subordinated debt securities,

  •
  a tax event exists, and

  •
  we have not redeemed the corresponding junior subordinated debt securities or terminated the trust.

        We will also covenant, for each series of corresponding junior subordinated debt securities, that we and our subsidiaries will not:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock, or

  •
  make any payment of principal of, interest or premium, if any, on or repay or repurchase or redeem any debt securities, including other corresponding junior subordinated debt securities, that rank equally with or junior in interest to the corresponding junior subordinated debt securities or make any related guarantee payments, other than:

  •
  dividends or distributions in our common stock,

  •
  redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

  •
  payments under any guarantee of preferred securities,

if at that time:

  •
  there has occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an "event of default" under the junior subordinated debt security indenture for that series of corresponding junior subordinated debt securities which we have not taken reasonable steps to cure,

  •
  we are in default on our payment of any obligations under the related guarantee, or

  •
  we have given notice of our selection of an extension period as provided in the junior subordinated debt security indenture for that series of corresponding junior subordinated debt securities and have not rescinded that notice, or the extension period, or any extension, is continuing.

        We will also covenant, for each series of corresponding junior subordinated debt securities:

  •
  to maintain, by ourselves or our permitted successors, directly or indirectly, 100% ownership of the common securities of the trust to which corresponding junior subordinated debt securities have been issued,

  •
  not to voluntarily terminate, wind-up or liquidate any trust, except in connection with a distribution of corresponding junior subordinated debt securities to you in liquidation of the trust, or in connection with mergers, consolidations or amalgamations permitted by the related trust agreement, and

  •
  to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain a statutory trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING
JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEES BY
PRINCIPAL FINANCIAL GROUP, INC. OF THE TRUST PREFERRED SECURITIES

        As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debt securities, these payments will be sufficient to cover distributions and other payments due on the related preferred securities, primarily because:

  •
  the aggregate principal amount of each series of corresponding junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the corresponding preferred securities and corresponding common securities,

  •
  the interest rate and interest and other payment dates on each series of corresponding junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the corresponding preferred securities,

  •
  we will pay for all and any costs, expenses and liabilities of the trust except the obligations of the trust to holders of its preferred securities under the preferred securities, and

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  each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities, to the extent the trust has funds available for the payment of such distributions, to the extent set forth under "Description of Guarantee by Principal Financial Group, Inc. of the Trust Preferred Securities."

        Taken together, our obligations under each series of junior subordinated debt securities, the junior subordinated debt security indenture, the related trust agreement, the related expense agreement and the related guarantee provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debt securities, the trust will not pay distributions or other amounts due on its preferred securities.

        Notwithstanding anything to the contrary in the junior subordinated debt security indenture, we have the right to set-off any payment we are otherwise required to make under the junior subordinated debt security indenture with and to the extent we have made or are making a payment under the related guarantee.

        You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

        The preferred securities of each trust evidence your rights to the benefits of the trust. Each trust exists for the sole purpose of issuing its preferred securities and common securities, investing the proceeds from the sale of such securities in corresponding junior subordinated debt securities and related purposes.

        A principal difference between your rights as a holder of a preferred security and the rights of a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security will accrue, and, subject to the permissible extension of the interest period, is entitled to receive, interest on the principal amount of corresponding junior subordinated debt securities held, while you are only entitled to receive distributions if and to the extent the trust has funds available for the payment of those distributions.

        Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debt securities, you will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Preferred Securities—Liquidation Distribution Upon Termination."

        Upon any voluntary or involuntary liquidation or bankruptcy of Principal Financial Group, Inc., the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor. In this case, the property trustee would be subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, your position as a holder of the preferred securities and the position of a holder of the corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of our company would be substantially the same.

        A default or event of default under any senior debt would not constitute a default or event of default under the junior subordinated debt security indenture. However, in the event of payment defaults under, or acceleration of, senior debt, the subordination provisions of the junior subordinated debt security indenture provide that we may not make payments on the corresponding junior subordinated debt securities until the senior debt has been paid in full or any payment default under the senior debt has been cured or waived. Our failure to make required payments on any series of corresponding junior subordinated debt securities would constitute an event of default under the junior subordinated debt security indenture.

 PLAN OF DISTRIBUTION

        We may sell securities from time to time in one or more transactions separately or as units with other securities, and the trusts may sell from time to time the trust preferred securities. We or the trusts may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We or the trusts may issue securities as a dividend or distribution. In some cases, we or the trusts or dealers acting with us or the trusts or on behalf of us or the trusts may also purchase securities and reoffer them to the public. We or the trusts may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we or the trusts designate may solicit offers to purchase the securities.

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  We or the trusts will name any agent involved in offering or selling securities, and disclose any commissions that we or the trusts will pay to the agent, in the applicable prospectus supplement.

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  Unless we or the trusts indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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  Agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of the securities that they offer or sell.

        We or the trusts may use an underwriter or underwriters in the offer or sale of the securities.

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  If we or the trusts use an underwriter or underwriters, we or the trusts will execute an underwriting agreement with the underwriter or underwriters at the time that we or the trusts reach an agreement for the sale of the securities.

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  We or the trusts will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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  The underwriters will use the applicable prospectus supplement to sell the securities.

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  We or the trusts may use a dealer to sell the securities.

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  If we or the trusts use a dealer, we or the trusts, as principal, will sell the securities to the dealer.

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  The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

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  We or the trusts will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

        We or the trusts may solicit directly offers to purchase the securities, and we or the trusts may directly sell the securities to institutional or other investors. We or the trusts will describe the terms of direct sales in the applicable prospectus supplement.

        We or the trusts may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933, as amended.

        We or the trusts may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our or the trusts' agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the trusts, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act of 1933, as amended, in connection with the securities they remarket.

        We or the trusts may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or the trusts, in the ordinary course of business.

        We or the trusts may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

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  If we or the trusts use delayed delivery contracts, we or the trusts will disclose that we or the trusts are using them in the prospectus supplement and will tell you when we or the trusts will demand payment and delivery of the securities under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we or the trusts describe in the prospectus supplement.

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  We or the trusts will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

        We or the trusts may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we or the trusts so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or the trusts or borrowed from us or the trusts or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or the trusts in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

        We or the trusts may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We or the trusts may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we or the trusts default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

 LEGAL OPINIONS

        Unless we state otherwise in the applicable prospectus supplement the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York, and for the trusts and us by Richards, Layton & Finger, P.A., special Delaware counsel to the trusts, and for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Principal Financial Group, Inc. appearing in the Principal Financial Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2007 (including schedules appearing therein), and the effectiveness of Principal Financial Group, Inc.'s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon which contain an explanatory paragraph describing, in response to new accounting standards, changes in methods of accounting for certain non-monetary exchanges of similar productive assets (primarily real estate) effective July 1, 2005, its pension and other post-retirement benefits effective December 31, 2006, and for the treatment of modifications or exchanges of insurance contracts and income tax contingencies effective January 1, 2007, included therein, and incorporated herein by reference. Such consolidated financial statements and Principal Financial Group, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. This information may be read and copied at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The Securities and Exchange Commission maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the Securities and Exchange Commission's reporting requirements.

        This prospectus is part of a registration statement that we and the trusts have filed with the Securities and Exchange Commission relating to the securities to be offered. This prospectus does not contain all of the information we and the trusts have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the Securities and Exchange Commission, and we and the trusts refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the Securities and Exchange Commission's Public Reference Room or through its Internet site.

        Our common stock is listed on the New York Stock Exchange, Inc. You can also inspect reports and other information concerning us at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

 INCORPORATION BY REFERENCE

        The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below.

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  Our Annual Report on Form 10-K for the year ended December 31, 2007,

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008,

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  Our Current Reports on Form 8-K filed on January 22, 2008, February 5, 2008, February 26, 2008, March 4, 2008 and March 25, 2008, April 17, 2008, May 6, 2008 and May 23, 2008.

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  Description of our common stock and the rights associated with our common stock contained in our registration statements on Form 8-A, dated October 10, 2001,

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  Our Proxy Statement dated April 9, 2008, and

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  all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus.

        You can obtain any filing incorporated by reference into this prospectus through us or from the Securities and Exchange Commission through the Securities and Exchange Commission's Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Office of the Corporate Secretary, Principal Financial Group, Inc., 711 High Street, Des Moines, Iowa 50392 (Telephone: 515-247-5111).

42,250,000 Shares

PRINCIPAL FINANCIAL GROUP, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

Deutsche Bank Securities

Wachovia Securities

Fox-Pitt Kelton Cochran Caronia Waller

Ramirez & Co., Inc.

                        , 2009